 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-299452
PROSPECTUS SUPPLEMENT
(To prospectus dated October 14, 2026)
National Rural Utilities
Cooperative Finance
Corporation
Member Capital Securities
Series 2026

National Rural Utilities Cooperative Finance Corporation is offering from time to time to its voting members who are existing CFC security holders its Series 2026 member capital securities. Each Series 2026 member capital security will mature on a date 30 years from its date of issuance. Unless specified otherwise in the applicable pricing supplement to this prospectus supplement, interest on the Series 2026 member capital securities will be paid on April 1 and October 1 of each year and at maturity. Series 2026 member capital securities will be unsecured obligations of CFC and subordinate to all existing and future senior indebtedness of CFC and all existing and future subordinated indebtedness of CFC that may be held by or transferred to non-members of CFC, but will rank pari passu to CFC’s member subordinated certificates and CFC’s other subordinated indebtedness that may only be held by or transferred to members of CFC, including CFC’s previously-issued and outstanding member capital securities. The Series 2026 member capital securities may not be transferred without the prior written consent of CFC and only CFC’s voting members who are existing CFC security holders may purchase and hold the securities.
The applicable pricing supplement will describe the additional terms of each Series 2026 member capital security, including any optional redemption right of CFC. You should read this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any other offering materials carefully before you invest.
The Series 2026 member capital securities are being offered in minimum denominations of $25,000.
Investing in the Series 2026 member capital securities involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The Series 2026 member capital securities will be offered and sold directly to voting members who are existing CFC security holders. The Series 2026 member capital securities will not be listed on any securities exchange.

Prospectus Supplement dated October 16, 2026

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any accompanying pricing supplement. We have not authorized anyone to provide you with different information. You should not assume that the information incorporated by reference or contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date. You should not assume that the information contained in any pricing supplement is accurate as of any date other than the date of the pricing supplement. We are not making an offer of these securities in any state or other jurisdiction where such an offer is not permitted.
The distribution of this prospectus supplement, the accompanying prospectus or any accompanying pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who receive this prospectus supplement, the accompanying prospectus or any accompanying pricing supplement should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus or any accompanying pricing supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND THE PRICING SUPPLEMENTS
Except as the context otherwise requires or as otherwise specified in this prospectus supplement or the accompanying prospectus, as used herein, the terms the “Company,” “CFC,” “we,” “us,” and “our” refer to National Rural Utilities Cooperative Finance Corporation only. References in this prospectus supplement to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.
CFC may use this prospectus supplement, together with the accompanying prospectus and an accompanying pricing supplement, to offer CFC’s Series 2026 member capital securities from time to time.
This prospectus supplement sets forth certain terms of the Series 2026 member capital securities that CFC may offer. It supplements the description of the debt securities contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and supersede that information in the accompanying prospectus.
Each time CFC issues Series 2026 member capital securities, it will attach a pricing supplement to this prospectus supplement and the accompanying prospectus. The pricing supplement will contain the specific description of the Series 2026 member capital securities being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the accompanying prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any security, that is inconsistent with this prospectus supplement or the accompanying prospectus will apply and supersede that information in this prospectus supplement or the accompanying prospectus.
When we refer to the prospectus, we mean the prospectus that accompanies this prospectus supplement. When we refer to a pricing supplement, we mean the pricing supplement we file with respect to a particular note.
It is important for you to read and consider all the information contained in this prospectus supplement, the prospectus and the applicable pricing supplement, together with the documents incorporated by reference and the additional information described in “Where You Can Find More Information” on page 1 of the prospectus in making your investment decision.

SUMMARY
This section summarizes the legal and financial terms of the Series 2026 member capital securities that are described in more detail under the captions “Description of the Series 2026 Member Capital Securities” herein and “Description of Subordinated Debt Securities” in the accompanying prospectus. Final terms of any particular Series 2026 member capital securities will be determined at the time of sale and will be contained in the pricing supplement relating to those Series 2026 member capital securities. The terms of the Series 2026 member capital securities appearing in that pricing supplement may vary from, and if they do vary will supersede, the terms contained in this summary and in “Description of the Series 2026 Member Capital Securities” herein and “Description of Subordinated Debt Securities” in the accompanying prospectus. In addition, in deciding whether to invest in any particular Series 2026 member capital securities you should read the more detailed information appearing elsewhere in this prospectus supplement, the prospectus and in the applicable pricing supplement, together with the documents incorporated by reference and the additional information described in “Where You Can Find More Information” on page 1 of the prospectus.
Issuer
National Rural Utilities Cooperative Finance Corporation
Offerees
Only voting members of CFC who are existing CFC security holders
Securities Being Offered
Member Capital Securities, Series 2026
Minimum Investment
$25,000
Subordination
The Series 2026 member capital securities will be subordinate to all existing and future senior indebtedness of CFC and all existing and future subordinated indebtedness of CFC that may be held by or transferred to non-members of CFC. The Series 2026 member capital securities will rank pari passu with CFC’s member subordinated certificates and CFC’s other subordinated indebtedness that may only be held by or transferred to members of CFC, including CFC’s previously issued and outstanding member capital securities.
Maturity
30 years from the date of issuance
Interest
The Series 2026 member capital securities will bear interest at the fixed or floating rate stated in the applicable pricing supplement from the date on which the Series 2026 member capital securities are issued or from the most recent interest payment date until the principal amount thereof becomes due and payable.
Restrictions on Purchase and Transfer
The Series 2026 member capital securities may not be transferred without CFC’s prior written consent and only CFC’s voting members who are existing CFC security holders may purchase and hold the Series 2026 member capital securities.
Redemption
If indicated in the pricing supplement, the Series 2026 member capital securities may be redeemable at the option of CFC, in whole or in part, on a date or dates specified prior to the stated maturity at a price or prices described in the applicable pricing supplement, together with accrued and unpaid interest to the redemption date.
Deferral of Interest Payments
CFC may at its option and from time to time during the term of the Series 2026 member capital securities, defer payment of interest for a period not exceeding ten consecutive semi-annual interest payment periods (or an equivalent period of quarterly or other interest payment periods). During a deferral period, interest will continue to accrue, but will not be paid on the regular interest payment date. At the end of a deferral period, CFC must pay all interest then accrued and unpaid together with interest thereon at the same rate as specified for the member capital securities to the extent permitted by applicable law. For other important information concerning our right to defer interest payments on the Series 2026 member capital securities, see “Description of the Series 2026 Member Capital Securities — Option to Defer Interest Payments”.
Payment Restriction
No payment shall be made in respect of Series 2026 member capital securities if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default by CFC in the payment of principal or mandatory prepayments or premium, if any, of sinking funds or interest on any senior or subordinated indebtedness of CFC, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, mandatory prepayments, sinking funds or interest) with respect to any senior or subordinated indebtedness (as defined in the instrument under which the same is outstanding) permitting the holders thereof (or of the indebtedness secured thereby) to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.
Voting Rights
None
Listing
The Series 2026 member capital securities are not and will not be listed.
Ratings
None
Certificated Form
Each Series 2026 member capital security will be issued in certificated form.
Trustee
The trustee for the Series 2026 member capital securities is U.S. Bank Trust Company, National Association, as successor trustee, under an indenture dated as of October 15, 1996. The trustee will also act as security registrar.
Paying Agent and Calculation Agent
National Rural Utilities Cooperative Finance Corporation will act as paying agent and calculation agent for the Series 2026 member capital securities.

RISK FACTORS
Investing in the Series 2026 member capital securities involves significant risks. Before you invest in the securities, you should carefully consider the following risks in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed in our periodic and current reports filed with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference. In addition to considering the information contained or incorporated by reference elsewhere in this prospectus supplement and the accompanying prospectus, you should not purchase the Series 2026 member capital securities unless you understand the following risks:
Series 2026 member capital securities are subordinate to other CFC debt.
The obligations of CFC under the Series 2026 member capital securities are unsecured and subordinate in right of payment to all existing and future senior indebtedness of CFC and all existing and future subordinated indebtedness of CFC that is holdable by or transferable to non-members of CFC. This means that we may not make any payments of principal or interest on the Series 2026 member capital securities:
•
if there shall have occurred a default in the payment of principal or mandatory prepayments of or premium, if any, sinking funds or interest on any senior or subordinated indebtedness, or

•
if any event of default (other than a default in the payment of principal, premium, if any, mandatory prepayments, sinking funds or interest) with respect to any senior or subordinated indebtedness that permits the holders thereof to accelerate the maturity of such senior or subordinated indebtedness, and such event of default has not been cured or waived and not ceased to exist.

While CFC’s senior unsecured indenture limits the amount of senior indebtedness CFC may incur, there are no terms in the Series 2026 member capital securities that limit CFC’s ability to incur additional indebtedness, including indebtedness that ranks senior to the Series 2026 member capital securities. See “Description of Subordinated Debt Securities — Subordination” in the accompanying prospectus.
CFC has the option to defer interest payments.
CFC may, at its option at any time and from time to time during the term of the Series 2026 member capital securities, defer payment of interest for a period not exceeding ten consecutive semi-annual interest payment periods (or an equivalent period of quarterly or other interest payment periods). No interest will be due or payable on the Series 2026 member capital securities during any deferral period unless such securities are redeemable at CFC’s option and CFC elects to redeem the Series 2026 member capital securities during such deferral period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date on the Series 2026 member capital securities being redeemed, or unless the principal of and interest on the Series 2026 member capital securities shall have been declared due and payable as a result of an event of default with respect to the Series 2026 member capital securities, in which case all accrued and unpaid interest on the Series 2026 member capital securities shall become due and payable. During any deferral period, interest on the deferred interest would accrue at the then-applicable interest rate on the Series 2026 member capital securities (as reset from time to time on any reset date occurring during such deferral period in accordance with the terms of the Series 2026 member capital securities), to the extent permitted by applicable law. At the end of a deferral period, CFC must pay all interest then accrued and unpaid. During any deferral period, CFC may not declare or pay any dividend or interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its member subordinated certificates, members’ equity or patronage capital. Before the end of any deferral period, CFC may further defer the payment of interest, but the deferral period, together with all previous and further deferrals, may not exceed ten consecutive semi-annual interest payment periods (or equivalent thereof) or extend beyond the maturity of the Series 2026 member capital securities or end on a day other than the day immediately preceding an interest payment date. Upon the termination of a deferral period and the payment of all amounts then due, CFC may select a new deferral period, subject to the above conditions.
Should a deferral period occur, a holder of Series 2026 member capital securities will be required to accrue income as original issue discount for U.S. federal income tax purposes even though interest is not being paid on a current basis. See “Material U.S. Federal Income Tax Considerations.”

Should CFC declare or make any payment on or redeem, purchase, acquire or make a liquidation payment with respect to any of its member subordinated certificates, members’ equity or patronage capital during a deferral period, this would constitute an immediate event of default under the terms of the Series 2026 member capital securities. However, because of the terms of the subordination provisions in CFC’s member subordinated certificates, CFC’s failure to pay interest on, or principal of, those certificates during a deferral period will not be a default under those securities.
Series 2026 member capital securities may be sold or transferred only to other CFC voting members and may have limited or no liquidity.
The Series 2026 member capital securities will be offered and sold only to voting members of CFC who are existing CFC security holders and may be resold or transferred only to other CFC voting members who are existing CFC security holders only with CFC’s prior written consent. The Series 2026 member capital securities are not redeemable at the option of the holder thereof and you may not be able to resell the Series 2026 member capital securities at a price that you wish to receive or at all. The Series 2026 member capital securities are not, and will not be, listed on any securities exchange.
We may choose to redeem the Series 2026 member capital securities when prevailing interest rates are relatively low.
If the Series 2026 member capital securities are redeemable at the option of CFC, we may choose to redeem your securities from time to time. Prevailing interest rates at the time we redeem your securities may be lower than the rate then borne by the securities. In such a case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the securities being redeemed.
Floating rate Series 2026 member capital securities bear additional risks.
If your Series 2026 member capital securities bear interest at a floating rate, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of factors, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates can be volatile and such volatility may be expected in the future.
The Secured Overnight Financing Rate (“SOFR”) may be more volatile than other benchmark or market rates.
Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate Series 2026 member capital securities that have a base interest rate determined by reference to Compounded SOFR (the “SOFR Series 2026 member capital securities”) may fluctuate more than floating rate debt securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight United States Treasury repurchase agreement (“repo”) market. The Federal Reserve Bank of New York has at times conducted operations in the overnight United States Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the SOFR Series 2026 member capital securities.
The interest rate on the SOFR Series 2026 member capital securities is based on a Compounded SOFR rate and the SOFR Index (as defined below).
For each interest period (as defined below), the interest rate on the SOFR Series 2026 member capital securities is based on Compounded SOFR, which will be calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under the caption “Description of the Series 2026 Member Capital Securities — Principal Amount, Interest and Maturity —

Floating Rate Series 2026 Member Capital Securities — Secured Overnight Financing Rate and the SOFR Index — Compounded SOFR,” not the SOFR rate published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the SOFR Series 2026 member capital securities during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the SOFR Series 2026 member capital securities on the interest payment date for such interest period.
Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.
The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the Interest Payment Determination Date (as defined below) for such interest period. Because each such date is near the end of such interest period, investors will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date and it may be difficult for an investor to reliably estimate the amount of interest that will be payable on each such interest payment date. In addition, some investors may be unwilling or unable to trade the SOFR Series 2026 member capital securities without changes to their information technology systems. An inability to reliably estimate accrued and unpaid interest as well as the potential need for some investors to change their information technology systems could both adversely impact the liquidity and trading price of the SOFR Series 2026 member capital securities.
The SOFR Index may be modified or discontinued and the SOFR Series 2026 member capital securities may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the SOFR Series 2026 member capital securities.
The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR Series 2026 member capital securities. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the SOFR Series 2026 member capital securities and the trading prices of the SOFR Series 2026 member capital securities. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.
If we or our designee (which may be an independent financial advisor or any other entity we designate (any of such entities, a “Designee”)) determines that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (each as defined below) have occurred in respect of the SOFR Index, then the interest rate on the SOFR Series 2026 member capital securities will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which is referred to as a Benchmark Replacement (as defined below), as further described under the caption “Description of the Series 2026 Member Capital Securities — Principal Amount, Interest and Maturity — Floating Rate Series 2026 Member Capital Securities — Secured Overnight Financing Rate and the SOFR Index — Effect of a Benchmark Transition Event.”
If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the ARRC), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us (or our Designee). In addition, the terms of the SOFR Series 2026 member capital securities expressly authorize us (or our

Designee) to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period”, the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the SOFR Series 2026 member capital securities by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations and decisions or elections that may be made under the terms of the SOFR Series 2026 member capital securities in connection with a Benchmark Transition Event could adversely affect the value of the SOFR Series 2026 member capital securities, the return on the SOFR Series 2026 member capital securities and the price at which an investor can sell such SOFR Series 2026 member capital securities.
In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the SOFR Series 2026 member capital securities, the return on the SOFR Series 2026 member capital securities and the price at which an investor can sell the SOFR Series 2026 member capital securities), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the value of SOFR Series 2026 member capital securities, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for SOFR Series 2026 member capital securities linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider investors’ interests in doing so.
We (or our Designee) will make certain determinations with respect to the SOFR Series 2026 member capital securities, which determinations may adversely affect the SOFR Series 2026 member capital securities.
We (or our Designee) will make certain determinations with respect to the SOFR Series 2026 member capital securities as further described under the caption “Description of the Series 2026 Member Capital Securities — Floating Rate Series 2026 Member Capital Securities — Interest — Compounded SOFR” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we (or our Designee) will make certain determinations with respect to the floating rate Series 2026 member capital securities in its (or its Designee’s) sole discretion as further described under the caption “Description of the Series 2026 Member Capital Securities — Principal Amount, Interest and Maturity — Floating Rate Series 2026 Member Capital Securities — Secured Overnight Financing Rate and the SOFR Index — Effect of a Benchmark Transition Event.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our Designee will be made by us. Any of these determinations may adversely affect the value of the SOFR Series 2026 member capital securities, the return on the SOFR Series 2026 member capital securities and the price at which an investor can sell such SOFR Series 2026 member capital securities. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the SOFR Series 2026 member capital securities, the return on the SOFR Series 2026 member capital securities and the price at which an investor can sell such SOFR Series 2026 member capital securities. For further information regarding these types of determinations, see “Description of the Series 2026 Member Capital Securities — Principal Amount, Interest and Maturity Floating Rate Series 2026 Member Capital Securities — Secured Overnight Financing Rate and the SOFR Index — Effect of a Benchmark Transition Event.”

USE OF PROCEEDS
Unless we describe a different use in a particular pricing supplement, the net proceeds from the sale of Series 2026 member capital securities will be used for general corporate purposes, including but not limited to, funding loans and the retirement of outstanding debt.

DESCRIPTION OF THE SERIES 2026 MEMBER CAPITAL SECURITIES
The following description summarizes the specific terms of the Series 2026 member capital securities and should be read in conjunction with the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption “Description of Subordinated Debt Securities.” If any specific information regarding the Series 2026 member capital securities in this prospectus supplement or in a pricing supplement is inconsistent with the terms of the subordinated debt securities described in the accompanying prospectus, you should rely on the information in this prospectus supplement.
The securities will be issued as a series of subordinated debt securities under the indenture dated as of October 15, 1996, between CFC and U.S. Bank Trust Company, National Association, as successor trustee (the “indenture”). We may issue an unlimited aggregate principal amount of the Series 2026 member capital securities under the indenture. There is no limit on the amount of additional securities similar to the Series 2026 member capital securities that may be issued under the indenture.
The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the description in the indenture.
Principal Amount, Interest and Maturity
The Series 2026 member capital securities will mature 30 years from the date on which they are issued. The Series 2026 member capital securities will bear interest at the fixed or floating rate stated in the applicable pricing supplement from the date on which the Series 2026 member capital securities are issued or from the most recent interest payment date until the principal amount thereof becomes due and payable. Unless specified otherwise in the applicable pricing supplement, interest will be payable in arrears on April 1, October 1 and at maturity, commencing on the first interest payment date after issuance. Unless specified otherwise in the applicable pricing supplement, interest will be payable to the person in whose name the securities are registered at the close of business on March 15 and September 15 of each year.
Unless specified otherwise in the applicable pricing supplement, the first payment of interest on any Series 2026 member capital security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered holder on that next succeeding regular record date. Interest payments on Series 2026 member capital securities will equal the amount of interest accrued from and including the prior interest payment date or from and including the date of issue, but excluding the related interest payment date or maturity.
Unless specified otherwise in the applicable pricing supplement, in the event that any interest payment date is not a business day, then the interest payment date shall be postponed to the next succeeding business day (without any interest or other payment in respect of any such delay), except that, with respect to SOFR Series 2026 member capital securities, if such next succeeding business day is in the following calendar month, the interest payment date shall be the immediately preceding business day.
CFC may change interest rates, or interest rate formulas, from time to time, but no change will affect any Series 2026 member capital security or other member capital security already issued.
Fixed Rate Series 2026 Member Capital Securities
Each fixed rate Series 2026 member capital security will bear interest from its date of issue at the annual rate stated in the applicable pricing supplement. Interest on fixed rate Series 2026 member capital securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.
Floating Rate Series 2026 Member Capital Securities
The interest rate on each floating rate Series 2026 member capital security will equal the interest rate calculated by reference to the specified interest rate formula set forth in the applicable pricing supplement plus or minus any spread and/or multiplied by any spread multiplier also set forth in such pricing supplement. The “spread” is the number of basis points specified in the applicable pricing supplement as applying to the interest rate for the Series 2026 member capital security and the “spread multiplier” is the percentage specified in the applicable pricing supplement as applying to the interest rate for the Series 2026 member capital security. Interest on floating rate Series 2026 member capital securities will be computed on the basis of the actual number of days in the applicable interest period divided by 360.
The applicable pricing supplement relating to a floating rate Series 2026 member capital security will designate one or more interest rate bases for the floating rate Series 2026 member capital security. The base or bases will be determined by reference to:
•
the Secured Overnight Financing Rate, in which case the Series 2026 member capital security will be a SOFR Series 2026 member capital security, or

•
any other interest rate base or formula as is set forth in the pricing supplement.

The applicable pricing supplement for a floating rate Series 2026 member capital security also will specify any spread and/or spread multiplier and any maximum or minimum interest rate limitation applicable to each Series 2026 member capital security. In addition, the pricing supplement may define or specify for each Series 2026 member capital security the following terms, if applicable: calculation date, initial interest rate, interest payment dates, regular record dates, index maturity and interest payment determination dates with respect to the Series 2026 member capital security.
The rate of interest on each floating rate Series 2026 member capital security will be reset according to the index maturity, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be each April 1 and October 1. However,
•
the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate Series 2026 member capital security will be the initial interest rate (as set forth in the applicable pricing supplement), and

•
unless otherwise specified in an applicable pricing supplement, the interest rate in effect for the ten calendar days immediately prior to maturity, if applicable, will be that in effect on the tenth calendar day preceding maturity.

If any interest reset date for any floating rate Series 2026 member capital security would otherwise be a day that is not a business day for that floating rate Series 2026 member capital security, the interest reset date for that floating rate Series 2026 member capital security will be postponed to the next succeeding business day. With respect to the SOFR Series 2026 member capital securities, if such business day is in the next succeeding calendar month, such interest reset date shall be the immediately preceding business day.
The interest rate on the floating rate Series 2026 member capital securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, subject to certain exceptions, the maximum rate of interest for any loan to an individual is 16% for a loan less than $250,000, and 25% for a loan of $250,000 or more but less than $2,500,000, in each case calculated per year on a simple interest basis. There is no limit on the maximum rate of interest on loans made to individuals in an amount equal to $2,500,000 or more. Under present New York law, the maximum rate of interest which may be charged to a corporation for any loan up to $2,500,000 is 25% per year on a simple interest basis. There is no limit on the maximum rate of interest on loans made to corporations in an amount equal to $2,500,000 or more.
Upon the request of the holder of any floating rate Series 2026 member capital security, the calculation agent will provide the interest rate then in effect. If it has been determined, the calculation agent will also provide the interest rate which will become effective as a result of a determination made on the most recent interest determination date with respect to that floating rate Series 2026 member capital security. Unless otherwise provided in the applicable pricing supplement, CFC will be the calculation agent with respect to the floating rate Series 2026 member capital securities. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any interest determination date other than with respect to the SOFR Series 2026 member capital securities will be the earlier of (1) the tenth calendar day after such interest determination date, or, if such day is not a business day, the next succeeding business day or (2) the business day immediately preceding the applicable interest payment date or maturity, as the case may be.

Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation on floating rate Series 2026 member capital securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from this calculation will be rounded to the nearest cent or, in the case of Series 2026 member capital certificates denominated other than in U.S. dollars, the nearest unit (with one-half cent or unit being rounded upward).
Secured Overnight Financing Rate and the SOFR Index
SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by United States Treasury securities.
The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of Compounded SOFR averages over custom time periods.
The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined. The term “interest period” with respect to the SOFR Series 2026 member capital securities means the period commencing on any interest payment date (or, with respect to the initial interest period only, commencing on the date of issue) to, but excluding, the next succeeding interest payment date and, in the case of the last such period, the period from and including the interest payment date immediately preceding the maturity date to, but excluding, the maturity date.
With respect to the SOFR Series 2026 member capital securities, the interest rate for each interest period will be equal to Compounded SOFR plus the spread specified in the applicable pricing supplement, calculated as described below. Unless specified otherwise in the applicable pricing supplement, the amount of interest accrued and payable on SOFR Series 2026 member capital securities for each interest period will be equal to the product of (i) the outstanding principal amount of such SOFR Series 2026 member capital securities multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. In no event will the interest on SOFR Series 2026 member capital securities be less than zero.
Compounded SOFR
“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):
where:
“SOFR IndexStart” is for periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on the date that is two United States Government Securities Business Days (as defined below) before the initial issue date;
“SOFR IndexEnd” is the SOFR Index value on the Interest Payment Determination Date relating to the applicable interest payment date (or, in the final interest period, relating to the maturity date); and

“dc” is the number of calendar days in the relevant Observation Period. For purposes of determining Compounded SOFR:
“Interest Payment Determination Date” means the date that is two United States Government Securities Business Days before each interest payment date (or, in the final interest period, before the maturity date).
“Observation Period” means, in respect of each interest period, the period from, and including, the date that is two United States Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two United States Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date).
“SOFR Index” means, with respect to any United States Government Securities Business Day:
(1)
the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such United States Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)
if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “— Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.
“United States Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Notwithstanding the above, if we or our Designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “— Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the SOFR Series 2026 member capital securities.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the SOFR Series 2026 member capital securities will be an annual rate equal to the sum of the Benchmark Replacement and the spread specified in the applicable pricing supplement.
SOFR Index Unavailable Provisions.   If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/ markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding United States Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Effect of a Benchmark Transition Event
Benchmark Replacement.   If we (or our Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Series 2026 member capital securities in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, we (or our Designee) will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time.
Decisions and Determinations.   Any determination, decision or election that may be made by us (or our Designee) pursuant to this subsection “Effect of a Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, (i) will be conclusive and binding absent manifest error, (ii) if made by us, will be made in our sole discretion or if made by our Designee, will be made after consultation with us and such Designee will not make any such determination, decision or election to which we object, and, (iii) notwithstanding anything to the contrary in the transaction documents (including the applicable pricing supplement, this prospectus supplement, and the accompanying prospectus) relating to the SOFR Series 2026 member capital securities, shall become effective without consent from the holders of the SOFR Series 2026 member capital securities or any other party.
For purposes of this subsection “— Effect of a Benchmark Transition Event,” the following terms have the following meanings:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (or our Designee) as of the Benchmark Replacement Date:
(1)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)
the sum of: (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment; and

(3)
the sum of: (a) the alternate rate of interest that has been selected by us (or our Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (or our Designee) as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (or our Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate debt securities at such time.

The Benchmark Replacement Adjustment shall not include the spread specified in the applicable pricing supplement and such spread shall be applied to the Benchmark Replacement to determine the interest payable on the SOFR Series 2026 member capital securities.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the SOFR Series 2026 member capital securities, in each case that we (or our Designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (or our Designee) decide that adoption of any portion of such market practice is not administratively feasible or if we (or our Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (or our Designee) determine is reasonably necessary or practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us (or our Designee) in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Calculation of the Floating Interest Rate
The “Calculation Agent” means CFC, unless otherwise provided in the applicable pricing supplement.
All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on CFC and the holders of the SOFR Series 2026 member capital securities.
None of the trustee, paying agent, registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, the SOFR Index or any applicable Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any alternative method, Benchmark Replacement or alternative index, or other successor or replacement alternative index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes with respect to such alternative method, Benchmark Replacement or alternative index are necessary or advisable, if any, in connection with any of the foregoing.
None of the trustee, paying agent, registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties described in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by the applicable pricing supplement, this prospectus supplement and the accompanying prospectus and reasonably required for the performance of such duties.
Redemption
If indicated in the pricing supplement, the Series 2026 member capital securities may be redeemable at the option of CFC, in whole or in part, on a date or dates specified prior to the stated maturity at a price or prices described in the applicable pricing supplement, together with accrued and unpaid interest to the redemption date. Notice of any redemption will be sent at least 10 days but not more than 60 days before the date of redemption to each holder of the Series 2026 member capital securities to be redeemed. Unless CFC defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such Series 2026 member capital securities or the portion called for redemption.

Option to Defer Interest Payments
CFC may at its option and from time to time during the term of the Series 2026 member capital securities, defer payment of interest for a period not exceeding ten consecutive semi-annual interest payment periods (or an equivalent period of quarterly or other interest payment periods). During any deferral period, interest on the Series 2026 member capital securities will continue to accrue at the then-applicable interest rate on the Series 2026 member capital securities (as reset from time to time on any reset date occurring during such deferral period in accordance with the terms of the Series 2026 member capital securities). In addition, during any optional deferral period interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Series 2026 member capital securities (as reset from time to time on any reset date occurring during such deferral period in accordance with the terms of the Series 2026 member capital securities), to the extent permitted by applicable law.
No interest will be due or payable on the Series 2026 member capital securities during a deferral period, unless such securities are redeemable at CFC’s option and CFC elects to redeem the Series 2026 member capital securities during such deferral period, in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Series 2026 member capital securities to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date, or unless the principal of and interest on the Series 2026 member capital securities shall have been declared due and payable as the result of an event of default with respect to the Series 2026 member capital securities, in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Series 2026 member capital securities shall become due and payable. At the end of a deferral period, CFC must pay all interest then accrued and unpaid together with interest thereon, including any compound interest. All references in the Series 2026 member capital securities and, insofar as it relates to the Series 2026 member capital securities, the Indenture, to “interest” on the Series 2026 member capital securities shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.
During a deferral period CFC may not declare or pay any dividend or interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its member subordinated certificates, members’ equity or patronage capital. Before the end of any deferral period, CFC may further defer the payment of interest, but the deferral period, together with all previous and further deferrals, may not exceed ten consecutive semi-annual interest payment periods (or equivalent thereof) or extend beyond the maturity of the Series 2026 member capital securities. We may also elect, at our option, to shorten the length of any deferral period. No deferral period (including as extended or shortened) may end on a day other than the day immediately preceding an interest payment date. Upon the termination of a deferral period and the payment of all amounts then due, CFC may elect a new deferral period, subject to the above conditions. CFC will inform the holders of Series 2026 member capital securities of its election of, or any shortening or extension of, a deferral period in writing at least ten business days before the earlier of (i) the next interest payment due date and (ii) the date CFC is required to give notice to holders of the Series 2026 member capital securities of the record or payment date for such interest payment. The notice will indicate the length of the deferral period or the number of semi-annual interest payments that will be deferred. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the interest payment date immediately following the last day of the deferral period will be the regular record date with respect to such interest payment date.
Subordination
The Series 2026 member capital securities will be unsecured obligations of CFC and subordinate to all existing and future senior indebtedness of CFC and all existing and future subordinated indebtedness of CFC that may be held by or transferred to non-members of CFC. The Series 2026 member capital securities will rank pari passu with CFC’s member subordinated certificates and CFC’s other subordinated indebtedness that may only be held by or transferred to members of CFC, including CFC’s previously issued and outstanding member capital securities.

Payment Restriction
No payment shall be made in respect of Series 2026 member capital securities if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default by CFC in the payment of principal or mandatory prepayments or premium, if any, of sinking funds or interest on any senior or subordinated indebtedness (as defined in the instrument under which the same is outstanding) of CFC, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, mandatory prepayments, sinking funds or interest) with respect to any senior or subordinated indebtedness (as defined in the instrument under which the same is outstanding) permitting the holders thereof (or of the indebtedness secured thereby) to accelerate the maturity thereof (or of the indebtedness secured thereby), and such event of default shall not have been cured or waived or shall not have ceased to exist.
Restrictions on Purchase and Transfer
The Series 2026 member capital securities may not be transferred without CFC’s prior written consent and only CFC’s voting members who are existing CFC security holders may purchase and hold the securities. Any purported transfer of Series 2026 member capital securities without CFC’s prior written consent will be void ab initio.
Additional Events of Default
In addition to the events of default described in the accompanying prospectus under the caption “Description of Subordinated Debt Securities — Events of Default, Notice and Waiver,” the following will constitute events of default under the indenture with respect to the Series 2026 member capital securities: payment of any dividend or interest on, or principal of, or redemption, purchase, acquisition, retirement or liquidation payment with respect to any member subordinated certificates, members’ equity or patronage capital, if such payment is made during an extension period and either (i) such extension period has not expired or been terminated or (ii) CFC has not made all payments due on the Series 2026 member capital securities as a result of such expiration or termination. However, because of the terms of the subordination provisions in CFC’s member subordinated certificates, CFC’s failure to pay interest on, or principal of, such certificates during an extension period will not be a default thereunder.
Defeasance
The provisions described in the accompanying prospectus under the caption “Description of Subordinated Debt Securities — Satisfaction and Discharge; Defeasance” are applicable to the Series 2026 member capital securities.
As set forth in that description, subject to conditions specified in the indenture, the Series 2026 member capital securities will be deemed paid for purposes of the indenture and the entire indebtedness of CFC will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent in trust sufficient cash or certain government securities, or a combination of the two, to fully satisfy all principal of and interest on the Series 2026 member capital securities.
Certificated Form
Each Series 2026 member capital security will be issued in certificated form. Payments of principal and any interest on Series 2026 member capital securities payable at maturity or upon redemption will be made in immediately available funds at the office of the paying agent in Loudoun County in the Commonwealth of Virginia. Payments in immediately available funds will be made only if the certificated Series 2026 member capital securities are presented to the paying agent in time for the paying agent to make payments in immediately available funds in accordance with its normal procedures. Interest on Series 2026 member capital securities will be paid by ACH or wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the paying agent on or prior to the applicable regular record date for the payment of interest. If no instructions have been received in writing by the paying agent, the funds will be paid by check mailed to the address of the person entitled to the interest.

Series 2026 member capital securities may be presented for registration of transfer or exchange at the office of U.S. Bank Trust Company, National Association in the Borough of Manhattan, New York City.
Paying Agent and Registrar
CFC, acting through its office in Loudoun County in the Commonwealth of Virginia will act as paying agent for the Series 2026 member capital securities. U.S. Bank Trust Company, National Association, acting through its office in the Borough of Manhattan, New York City, will act as registrar for the Series 2026 member capital securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section describes certain material U.S. federal income tax considerations to U.S. holders of owning the Series 2026 member capital securities. For purposes of this section, “U.S. holder” includes any holder that is a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized under the laws of the United States, any state thereof or the District of Columbia. It applies to you only if you acquire Series 2026 member capital securities upon their original issuance at their original offering price and you hold your Series 2026 member capital securities as capital assets for tax purposes. This section generally applies to members of CFC that are subject to U.S. federal income taxation, and does not address all of the tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special tax treatment under U.S. federal income tax law. This section does not address the effect of any state, local or foreign tax laws.
This section is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
We have not sought any rulings concerning the treatment of the Series 2026 member capital securities, and the statements made in this section are not binding on the Internal Revenue Service (the “IRS”) or the courts. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the Series 2026 member capital securities, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.
Classification of the Series 2026 Member Capital Securities
The determination of whether a security, such as a Series 2026 member capital security, should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Series 2026 member capital securities, and, as noted above, no rulings have been sought or are expected to be sought from the IRS. We intend to take the position that the Series 2026 member capital securities are indebtedness of CFC for U.S. federal income tax purposes. The remainder of this discussion assumes that the Series 2026 member capital securities will not be recharacterized as other than indebtedness of CFC. Holders should consult their own tax advisors regarding the consequences that would arise if the Series 2026 member capital securities are not treated as indebtedness of CFC.
Interest Income and Original Issue Discount
Under applicable tax regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”), a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount “OID.” We believe that the likelihood of our exercising our option to defer payments on the Series 2026 member capital securities is remote within the meaning of the Treasury Regulations. Based on the foregoing, we believe that the Series 2026 member capital securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of Series 2026 member capital securities should include in gross income that holder’s allocable share of interest on the Series 2026 member capital securities in accordance with that holder’s method of tax accounting.
Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote,” or if we exercised that option, the Series 2026 member capital securities would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, then, all stated interest on the Series 2026 member capital securities would thereafter be treated as OID as long as the Series 2026 member capital securities remained outstanding. In that event, all of a holder’s taxable interest income relating to the Series 2026 member capital securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Series 2026 member capital securities would be required to include in gross income OID even though we do not make actual payments on the Series 2026 member capital securities during a deferral period. The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.
Because income on the Series 2026 member capital securities will constitute interest or OID, corporate holders of Series 2026 member capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the Series 2026 member capital securities.
Sales of Series 2026 Member Capital Securities
A holder that sells Series 2026 member capital securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Series 2026 member capital securities and the amount realized on the sale of those Series 2026 member capital securities (except to the extent the amount realized is attributable to accrued interest which will be taxable as ordinary income to the extent not previously included in income). Assuming that we do not exercise our option to defer payments of interest on the Series 2026 member capital securities and that the Series 2026 member capital securities are not deemed to be issued with OID, a holder’s adjusted tax basis in the Series 2026 member capital securities generally will be its initial purchase price. If the Series 2026 member capital securities are deemed to be issued with OID, a holder’s tax basis in the Series 2026 member capital securities generally will be its initial purchase price, increased by OID previously includible in that holder’s gross income to the date of disposition and decreased by distributions or other payments received on the Series 2026 member capital securities since and including the date that the Series 2026 member capital securities were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, and generally will be long-term capital gain or loss if the Series 2026 member capital securities have been held for more than one year.
Should we exercise our option to defer payment of interest on the Series 2026 member capital securities, the Series 2026 member capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying Series 2026 member capital securities. In the event of that deferral, a holder who disposes of its Series 2026 member capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the Series 2026 member capital securities to the date of disposition and to add that amount to its adjusted tax basis in its Series 2026 member capital securities disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.
Information Reporting and Backup Withholding
Income on the Series 2026 member capital securities may be subject to information reporting. In addition, holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the Series 2026 member capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES 2026 MEMBER CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

PLAN OF DISTRIBUTION
The Series 2026 member capital securities are being offered on a continuing basis by CFC on its own behalf directly to its voting members. CFC will have the sole right to accept offers to purchase Series 2026 member capital securities and may reject any such offer, in whole or in part.
Unless otherwise indicated in the applicable pricing supplement, payment of the purchase price of Series 2026 member capital securities will be required to be made in immediately available funds to CFC.
LEGAL MATTERS
The validity of the Series 2026 member capital securities being offered hereby and certain U.S. tax matters in connection with the offering of the Series 2026 member capital securities will be passed upon for CFC by Hogan Lovells Cadwalader US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, D.C.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2026 and 2025, and for each of the years in the three-year period ended May 31, 2026, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
National Rural Utilities
Cooperative Finance Corporation
Collateral Trust Bonds
Senior Debt Securities
Subordinated Debt Securities

We plan to offer from time to time collateral trust bonds, senior debt securities and subordinated debt securities. We will provide the specific terms of these securities and the offering in one or more supplements to this prospectus. A prospectus supplement or pricing supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable supplement carefully before you invest.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 1 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus.
This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 14, 2026

i

ABOUT THIS PROSPECTUS
To understand the terms of the senior debt securities, subordinated debt securities and collateral trust bonds (the “securities”) offered by this prospectus, you should carefully read this prospectus, any prospectus supplement and any pricing supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation By Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC” or the “Company,” also referred to as “we,” “us” and “our”), including its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), using a “shelf” registration procedure. Under this procedure, we may offer and sell the securities from time to time. Each time we offer the securities, we will provide you with a prospectus supplement or pricing supplement to this prospectus that will describe the specific amounts, prices and terms of the securities being offered, including the names of any underwriters, dealers or agents, the compensation of any underwriters, dealers or agents and the net proceeds to us. The prospectus supplement or pricing supplement may contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement or pricing supplement. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus.
We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.
RISK FACTORS
Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in any prospectus supplement or pricing supplement, you should carefully consider, among other matters, the risks and uncertainties discussed under “Forward- Looking Statements” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2026, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q and in other filings we may make from time to time with the SEC after the date of the registration statement of which this prospectus is a part. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at https://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities covered by this prospectus. As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this offering is completed:
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Annual Report on Form 10-K for the year ended May 31, 2026 (filed July 31, 2026);

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Quarterly Report on Form 10-Q for the quarter ended August 31, 2026 (filed October 13, 2026); and

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Current Report on Form 8-K dated June 15, 2026 (filed June 17, 2026) and September 8, 2026 (filed September 9, 2026).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, at no cost, a copy of these filings (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference into this registration statement) by writing to or telephoning us at the following address:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166
(703) 467-1800
Attn: Yu Ling Wang
Senior Vice President and Chief Financial Officer
These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone, including any salesman or broker, to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front cover of the document in question.

FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference herein, contains certain statements that are considered “forward-looking statements” as defined in and within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts or statements of current conditions. Instead, forward-looking statements represent management’s current beliefs and expectations, based on certain assumptions and estimates made by, and information available to, management at the time the statements are made, regarding our future plans, strategies, operations, financial results or other events and developments, many of which, by their nature, are inherently uncertain and outside our control. Forward-looking statements are generally identified by the use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “target,” “believe,” “expect,” “forecast,” “continue,” “potential,” “opportunity,” “outlook” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the adequacy of the allowance for credit losses, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements. Therefore, you should not place undue reliance on any forward-looking statement and should consider the risks and uncertainties that could cause our current expectations to vary from our forward-looking statements, including, but not limited to, legislative changes that could affect our tax status and other matters, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, fluctuations in interest rates and market volatility, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, nonperformance of counterparties to our derivative agreements, economic conditions and regulatory or technological changes within the rural electric industry, the costs and impact of legal or governmental proceedings involving us or our members, general economic conditions, governmental monetary and fiscal policies, the occurrence and effect of natural disasters, including severe weather events, or public health emergencies, and the factors listed and described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 and in other quarterly and annual reports filed with the SEC. Forward-looking statements speak only as of the date they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect the impact of events, circumstances or changes in expectations that arise after the date any forward- looking statement is made.
THE COMPANY
CFC is a member-owned finance cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members and associates with financing to supplement the loan programs of the Rural Utilities Service (“RUS”) of the United States Department of Agriculture. CFC extends loans to its rural electric members for construction, acquisitions, system and facility repairs and maintenance, enhancements and ongoing operations to support the goal of electric distribution and generation and transmission (“power supply”) systems of providing reliable, affordable power to the customers they serve. CFC also provides its members and associates with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from U.S. federal income taxes under Section 501(c)(4) of the Internal Revenue Code and is a nonprofit cooperative association in the District of Columbia. As a member-owned cooperative, CFC’s objective is not to maximize profit, but rather to offer members cost-based financial products and services. CFC annually allocates its net earnings, which consist of net income excluding the effect of certain noncash accounting entries, to: (i) a cooperative educational fund; (ii) a general reserve, if necessary; (iii) members based on each member’s patronage of CFC’s loan programs during the year; and (iv) a members’ capital reserve. CFC funds its activities primarily through a combination of public and private issuances of debt securities, member investments and retained equity. As a Section 501(c)(4) tax-exempt, member-owned cooperative, CFC cannot issue equity securities. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166 and its telephone number is (703) 467-1800.
Our financial statements include the consolidated accounts of CFC and National Cooperative Services Corporation doing business as Utility Capital Solutions (“NCSC”).
NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financial services for the benefit of its members and associates, which consist of two classes: NCSC electric and NCSC telecommunications. NCSC electric members and associates consist of members of CFC, entities eligible to be members of CFC, government or quasi-government entities that own electric utility systems that meet the Rural Electrification Act definition of “rural,” and the for-profit and not-for-profit entities that are owned, operated or controlled by, or provide significant benefit to, Class A, B and C members of CFC. NCSC telecommunications members and associates consist of rural telecommunications members and their affiliates. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.
Cooperative Securities LLC (“Cooperative Securities”) is a limited liability company organized and incorporated in 2021 in Delaware and a wholly owned subsidiary of NCSC. Cooperative Securities is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), and is a member of the Financial Industry Regulatory Authority and the Securities Investor Protection Corporation. Cooperative Securities provides institutional debt placement services, which may include advising, arranging and structuring private debt financing transactions, for NCSC’s members, and for-profit and not-for-profit entities that are owned, operated or controlled by, or provide a significant benefit to, certain rural utility providers.
At August 31, 2026, after taking into consideration systems that are members of both CFC and NCSC, our consolidated membership totaled 1,181 members and 560 associates. Our consolidated members include 845 electric distribution systems, 67 power supply systems, 208 telecommunication members, 60 statewide and regional associations, and one national association of cooperatives. The service territories of our electric distribution systems, power supply systems and telecommunication members are located in 50 states and three U.S. territories.
U SE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or pricing supplement, the net proceeds from the sale of the securities will be used for general purposes, including, but not limited to, making loan advances and the retirement of debt.

DESCRIPTION OF COLLATERAL TRUST BONDS
The following description summarizes the general terms and provisions that may apply to the collateral trust bonds. Each prospectus supplement or pricing supplement will state the particular terms of the collateral trust bonds and the extent, if any, to which the general provisions may apply to the collateral trust bonds included in the prospectus supplement or pricing supplement.
General
The collateral trust bonds will be issued under an indenture between CFC and U.S. Bank Trust Company, National Association, as successor trustee, or other trustee to be named, dated as of October 25, 2007 (the “collateral trust bond indenture”). The statements in this prospectus concerning the collateral trust bond indenture, one or more supplemental collateral trust bond indentures, board resolutions or officers’ certificates establishing the collateral trust bonds, and the collateral trust bonds are merely an outline and do not purport to be complete. We refer you to the collateral trust bond indenture and any supplemental collateral trust bond indenture, each of which is or will be incorporated by reference into this prospectus, for further information.
Reference is made to the prospectus supplement or pricing supplement relating to any particular issue of collateral trust bonds for the following terms:
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the title of and any limit on the aggregate principal amount of the collateral trust bonds to be issued;

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the persons to whom interest on the collateral trust bonds, or any tranche thereof, is payable, if other than the persons in whose names the collateral trust bonds are registered on the regular record date;

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the date or dates on which the collateral trust bonds will mature;

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the annual rate or rates (which may be fixed or variable) at which such collateral trust bonds, or any tranche thereof, will bear interest or any formula or method by which such rate or rates will be determined;

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the date or dates from which the interest will accrue and the date or dates at which interest will be payable;

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the place or places where payments may be made on the collateral trust bonds or any tranche thereof, registration of transfer may be effected, exchanges of collateral trust bonds or any tranche thereof may be effected and notices to or demands upon the Company may be served;

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any redemption or sinking fund terms;

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the obligation or obligations, if any, to redeem or purchase the collateral trust bonds, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a holder and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the collateral trust bonds will be redeemed or purchased;

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the denominations in which the collateral trust bonds, or any tranche thereof, will be issuable, if other than $1,000 and any integral multiple thereof;

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the currency or currencies in which payment of the principal of and premium, if any, and interest, if any, on the collateral trust bonds, or any tranche thereof, will be payable (if other than U.S. dollars), and, if to be payable in a currency or currencies other than that in which the collateral trust bonds, or any tranche thereof, are denominated, the period or periods within which, and the terms and conditions upon which, the election may be made, and if denominated or payable in any currency or currencies other than U.S. dollars, the method by which the collateral trust bonds, or any tranche thereof, will be valued;

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if the principal of or premium, if any, or interest, if any, on the collateral trust bonds, or any tranche thereof, is to be payable in securities or other property at the election of CFC or a holder, the type and amount of the securities or other property, or the formula or method by which the amount will be determined, and the periods within which, and the terms and conditions upon which, any election may be made;
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if the amount payable in respect of principal of or any premium, if any, or interest, if any, on such collateral trust bonds, or any tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside the collateral trust bond indenture, the manner in which the amounts will be determined;

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if other than the principal amount of the collateral trust bonds, the portion of the principal amount of the collateral trust bonds, or any tranche thereof, payable upon declaration of the acceleration of the maturity;

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the terms, if any, on which collateral trust bonds, or any tranche thereof, may be converted into or exchanged for securities of CFC or any other person;

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any events of default, in addition to those specified under “— Events of Default” in the collateral trust bond indenture, with respect to the collateral trust bonds, and any covenants of CFC for the benefit of the holders of the collateral trust bonds, in addition to those set forth in Article 7 of the collateral trust bond indenture;

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if the collateral trust bonds or any tranche thereof are to be issued in global form, the depositary with respect to the global collateral trust bond or bonds, any limitations on the rights of the holders of the collateral trust bonds to transfer or exchange them or to obtain the registration of transfer or to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such collateral trust bonds;

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if the collateral trust bonds or any tranche thereof are to be issuable as bearer securities, any and all matters incidental thereto;

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any limitations on the rights of a holder to transfer or exchange the collateral trust bonds or to obtain the registration of transfer thereof, and the amount or terms of any service charge for the registration of transfer or exchange of the collateral trust bonds;

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the right, if any, of CFC to limit or discharge the collateral trust bond indenture as to the collateral trust bonds or any tranche thereof;

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whether and under what circumstances CFC will pay additional amounts on the collateral trust bonds, or any tranche thereof, held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms CFC will have the option to redeem the collateral trust bonds rather than pay the additional amounts; and

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any other terms of the collateral trust bonds or any tranche thereof, not inconsistent with the provisions of the collateral trust bond indenture. (Section 2.03)

The collateral trust bonds may be issued in registered form, a form registered as to principal only, or any combination thereof. In addition, all or a portion of the collateral trust bonds may be issued in temporary or definitive global form.
Unless stated otherwise in any supplemental collateral trust bond indenture, CFC may also re-open a previous series of collateral trust bonds of any series without the consent of the holders of the collateral trust bonds of any series and issue additional collateral trust bonds of the same series, which additional collateral trust bonds will have the same terms as the original series except for the issue price and the issue date. CFC will not issue any additional collateral trust bonds of the same series unless the additional collateral trust bonds will be fungible with all collateral trust bonds of the same series for U.S. federal income tax purposes.
Security
The collateral trust bonds will be secured equally with outstanding collateral trust bonds issued under the collateral trust bond indenture, by the pledge with the trustee of eligible collateral having an “allowable amount” at least equal to the aggregate principal amount of collateral trust bonds outstanding. The collateral trust bond indenture provides that eligible collateral will consist of cash, Eligible Mortgage Notes (defined below) of distribution system members and Permitted Investments. The allowable amount of cash is 100% thereof, the allowable amount of Eligible Mortgage Notes is the amount advanced and not repaid and the allowable amount of Permitted investments is their cost to CFC (exclusive of accrued interest and brokerage commissions). However, the allowable amount of Permitted Investments traded on a national securities exchange or in any over-the-counter market is their fair market value as determined by CFC. For purposes of the collateral trust bond indenture and as used in describing the collateral trust bonds herein, a “member” is any person which is a member of CFC, and a “distribution system member” is a member 50% or more of whose gross operating revenues are derived from sales of electricity to end users, as determined as of the end of the last completed calendar year. (Sections 1.01 and 3.01)
CFC has previously issued collateral trust bonds, including under an indenture dated as of February 15, 1994, between CFC and U.S. Bank Trust Company, National Association, as successor trustee. The collateral under the indenture dated as of February 15, 1994 secures only those collateral trust bonds issued thereunder, and will not secure collateral trust bonds issued hereby, which will be secured under the October 25, 2007 collateral trust bond indenture. As of August 31, 2026, $5 million aggregate principal amount of collateral trust bonds issued under the indenture dated February 15, 1994 were outstanding and $6,661 million aggregate principal amount of collateral trust bonds issued under the collateral trust bond indenture dated October 25, 2007 were outstanding. All collateral trust bonds issued under the indenture dated February 15, 1994 will mature on November 1, 2026.
As a condition to the authentication and delivery of collateral trust bonds or to the withdrawal of collateral, and in any event at least once a year, CFC must certify to the trustee that:
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the allowable amount of eligible collateral pledged under the collateral trust bond indenture is at least equal to the aggregate principal amount of collateral trust bonds to be outstanding immediately after the authentication and delivery of such collateral trust bonds;

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the allowable amount of eligible collateral pledged under the collateral trust bond indenture after any withdrawal of collateral is at least equal to the aggregate principal amount of collateral trust bonds to be outstanding immediately after such withdrawal;

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each Eligible Mortgage Note included in the eligible collateral so certified is an Eligible Mortgage Note of a member having an Equity Ratio (defined below) of at least 20% and an Average Coverage Ratio (defined below) of at least 1.35; and

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the aggregate allowable amount of all Eligible Mortgage Notes of any one member so certified does not exceed 10% of the aggregate allowable amount of all eligible collateral so certified. (Sections 3.01, 6.01 and 7.13)

CFC is also entitled to the authentication and delivery of collateral trust bonds on the basis of the retirement of outstanding collateral trust bonds at their final maturity or by redemption at the option of CFC. (Section 3.02)
The collateral trust bond indenture provides that collateral trust bonds may be issued without limitation as to aggregate principal amount so long as the allowable amount of eligible collateral pledged under the collateral trust bond indenture at least equals the aggregate principal amount of collateral trust bonds to be outstanding and meets the other requirements set forth herein. (Sections 2.01, 2.03, 3.01 and 13.01)
“Eligible Mortgage Note” means a validly existing mortgage note of a distribution system member which is secured by a validly existing mortgage under which no “event of default” as defined in the mortgage shall have occurred and shall have resulted in the exercise of any right or remedy described in the mortgage. (Section 1.01)
“Equity Ratio” of any member means the ratio determined by dividing such member’s equities and margins at the end of the last completed calendar year by such member’s total assets and other debits at such date, in each case computed in accordance with the Uniform System of Accounts prescribed by RUS, or if such member does not prepare its financial statements in accordance with the Uniform System of

Accounts prescribed by RUS, then in accordance with U.S. generally accepted accounting principles (“GAAP”). (Section 1.01)
“Coverage Ratio” of any member for any completed calendar year of such member means the ratio determined by adding such member’s patronage capital and operating margins, non-operating margins —interest, interest expense with respect to long-term debt and depreciation and amortization expense for such year, and dividing the sum so obtained by the sum of all payments of principal and interest required to be made during such year on account of such member’s long-term debt (but in the event any portion of such member’s long-term debt was refinanced during such year, the payments of principal and interest required to be made during such year in respect thereof shall be based (in lieu of actual payments thereon) upon the larger of (x) an annualization of such payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding and (y) the payments of principal and interest required to be made during the following year on account of such refinancing debt); patronage capital and operating margins, interest expense with respect to long-term debt, depreciation and amortization expense, non-operating margins — interest and long-term debt being determined in accordance with the Uniform System of Accounts prescribed at the time by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, except that (i) in computing interest expense with respect to long-term debt, and payments of interest required to be made on account of long-term debt, for the purpose of the foregoing definition, there shall be added, to the extent not otherwise included, an amount equal to 33 1∕3% of the excess of the restricted rentals paid by such member for such year over 2% of such member’s equities and margins for such year as defined in the Uniform System of Accounts prescribed by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, and (ii) in computing such member’s patronage capital and operating margins for the purpose of the foregoing definition, all cash received in respect of generation and transmission and other capital credits shall be included. The “Average Coverage Ratio” of any member means the average of the two higher Coverage Ratios of a member for each of the last three completed calendar years. (Section 1.01) The effect of these provisions is to exclude from the computation of the Coverage Ratio capital credits, except to the extent received by the member in the form of cash.
The collateral trust bond indenture requires that each mortgage securing an eligible mortgage note be consistent with CFC’s standard lending practices from time to time. (Section 1.01) There are no requirements in the collateral trust bond indenture as to the value of the property subject to the lien of a mortgage.
The collateral trust bond indenture provides that, unless an event of default under the collateral trust bond indenture exists, and other than certain limited duties specified in the collateral trust bond indenture, the trustee shall have no duties or responsibilities with regard to any mortgage which is part of the pledged property, and no duties or responsibilities with regard to the value of any property subject thereto. (Section 4.03)
“Permitted Investments” are defined to include:
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obligations of or guaranteed by the United States or any agency thereof for which the full faith and credit of the obligor shall be pledged and which shall mature, except in the case of obligations guaranteed by RUS, not more than two years after purchase;

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obligations of any state or municipality, or subdivision or agency of either thereof, which shall mature not more than two years after the purchase thereof and are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies;

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certificates of deposit or time deposits of any bank or trust company (not including the successor trustee) organized under the laws of the United States or any state thereof, having at least $500,000,000 of capital and surplus and maturing not more than two years after purchase; and

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commercial paper of bank holding companies or other issuers, other than CFC, generally rated in the highest category by at least two nationally recognized statistical rating agencies and maturing not more than one year after purchase. (Section 5.03)

Exercise of Rights under Pledged Mortgage Notes; Receipt of Payments
Until the occurrence of an event of default under the collateral trust bond indenture, CFC retains the right to control the exercise of rights and powers under mortgage notes pledged under the collateral trust bond indenture. (Section 15.01) Unless an event of default under the collateral trust bond indenture occurs, CFC will be entitled to receive and retain all payments on account of principal, premium, if any, and interest on any mortgage notes and Permitted Investments that are pledged under the collateral trust bond indenture with the trustee. (Section 4.02)
Modification of the Collateral Trust Bond Indenture
Modifications of the provisions of the collateral trust bond indenture may be made with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding collateral trust bonds, but, without the consent of the holder of each bond affected thereby, no such modification may:
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effect a reduction, or a change of the stated time of payment, of the principal of or interest on any bond or of any premium payable on redemption, change the coin or currency in which the bond is payable, or impair the right to take legal action for the enforcement of any such payment;

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permit the creation of any prior or equal lien on pledged property under the collateral trust bond indenture, terminate the lien under the collateral trust bond indenture, or deprive the holder of any bond of the lien created by the collateral trust bond indenture;

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reduce the above-stated percentage of holders of collateral trust bonds whose consent is required to modify the collateral trust bond indenture or the percentage of holders of collateral trust bonds whose consent is required for any waiver under the collateral trust bond indenture; or

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modify any of the provisions of certain sections of the collateral trust bond indenture, except to increase any percentage of holders or to provide that certain provisions of the collateral trust bond indenture cannot be modified or waived without the consent of the holder of each bond affected. (Section 13.02)

The collateral trust bond indenture provides that CFC and the trustee may, without the consent of any holders of collateral trust bonds, enter into supplemental collateral trust bond indentures for the purposes of:
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evidencing the succession of another company to CFC under the collateral trust bond indenture and the assumption of all covenants of the collateral trust bond indenture by such company;

•
adding to CFC’s covenants or events of default, or other provisions for the benefit of the holders of collateral trust bonds, or to surrender any right or power in the collateral trust bond indenture conferred upon CFC;

•
changing or eliminating any restriction on the payment of principal on collateral trust bonds, provided any such action does not adversely affect the interests of the holders of collateral trust bonds in any material respect;

•
conveying, transferring and assigning to the trustee, and subjecting to the lien of the collateral trust bond indenture, additional properties of CFC, and correcting or amplifying the description of any property at any time;

•
establishing the form or terms of collateral trust bonds of any series;

•
providing for the issuance of uncertificated collateral trust bonds, original issue discount collateral trust bonds and collateral trust bonds payable in foreign currencies of one or more series;

•
modifying, eliminating or adding to the collateral trust bond indenture for purposes of maintaining qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•
curing ambiguities, defects or inconsistencies in the collateral trust bond indenture or, provided the action does not adversely affect the interests of the holders of any series of collateral trust bonds in any material respect, making other provisions with respect to matters arising under the collateral trust bond indenture; or

•
providing for mortgage notes, mortgages and/or loan agreements to be deposited with a depositary or an agency and/or permitting the addition to and withdrawal from the pledged property of such instruments, to be evidenced by a “book-entry” or other notation not requiring physical delivery of such instruments. (Section 13.01)

Waiver of Certain Covenants
Under the collateral trust bond indenture, CFC will not be required to comply with certain covenants and conditions if the holders of at least a majority in principal amount of the then outstanding collateral trust bonds waive compliance with such covenant or condition in such instance or generally, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived. (Section 7.16)
Events of Default
Each of the following will constitute an event of default under the collateral trust bond indenture:
•
failure to pay interest on any collateral trust bonds for 30 days after the interest becomes due;

•
failure to pay principal, or any premium, on any collateral trust bonds at their maturity or upon redemption;

•
failure to make any sinking fund payment;

•
failure to perform, or breach of, specified covenants in the collateral trust bond indenture for 60 days after such default is known to any officer of CFC, including the covenant to maintain eligible collateral outlined above;

•
failure to perform, or breach of, any other covenant or warranty in the collateral trust bond indenture for 60 days after notice from the trustee to CFC or from holders of at least 25% in principal amount of the then outstanding collateral trust bonds to CFC and the trustee; and

•
specified events of bankruptcy, reorganization or insolvency. (Section 9.01)

CFC is required to file annually with the trustee a written statement as to CFC’s compliance with the conditions and covenants under the collateral trust bond indenture. (Section 7.15) In case an event of default should occur and be continuing, the trustee or the holders of at least 25% in principal amount of the collateral trust bonds then outstanding may declare the principal of the collateral trust bonds to be immediately due and payable. Each declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in principal amount of the collateral trust bonds at the time outstanding. (Section 9.02)
Further, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee may sell any or all of the mortgage notes or other property pledged as collateral under the collateral trust bond indenture. (Section 9.03)
Additionally, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee shall, upon the written request of the holders of a majority in aggregate principal amount of the collateral trust bonds then outstanding and the offering of indemnity as discussed below, proceed by suit or other action to enforce payment of the collateral trust bonds or the underlying mortgage notes or other property pledged as collateral. (Sections 9.03 and 9.08)
Subject to the provisions of the collateral trust bond indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the collateral trust bond indenture at the request or direction of any of the holders of the collateral trust bonds, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by compliance. Subject to the provisions for indemnification and certain limitations contained in the collateral trust bond indenture, the holders of a majority in principal amount of the collateral trust bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee is not required to expend or risk its own funds or incur financial liability if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured. (Sections 9.08, 10.01 and 10.03)
The collateral trust bond indenture provides that on receipt by the trustee of notice of an event of default, declaring an acceleration or directing the time, method or place of conducting a proceeding at law if an event of default has occurred and is continuing, the trustee shall, with respect to any series of collateral trust bonds represented by a global bond or collateral trust bonds, and may, with respect to any other series of collateral trust bonds, establish a record date for the purpose of determining holders of outstanding collateral trust bonds of the series entitled to join in the notice. (Sections 9.01, 9.02 and 9.08)
Satisfaction and Discharge; Defeasance
At the request of CFC, the collateral trust bond indenture will cease to be in effect as to CFC, except for certain obligations to register the transfer or exchange of collateral trust bonds and hold moneys for payment in trust with respect to the collateral trust bonds, when the principal of and interest on collateral trust bonds have been paid and/or CFC has deposited with the trustee, in trust, money or U.S. government obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, and interest on, the collateral trust bonds in accordance with the terms of the collateral trust bonds, or such collateral trust bonds are deemed paid and discharged in the manner described in the next paragraph. (Section 14.01)
Unless the prospectus supplement relating to the collateral trust bonds provides otherwise, CFC at its option will be discharged from any and all obligations in respect of the collateral trust bonds, except for certain obligations to register the transfer or exchange of collateral trust bonds, replace stolen, lost or mutilated collateral trust bonds, maintain paying agencies and hold moneys for payment in trust, or need not comply with certain restrictive covenants of the collateral trust bond indenture, in each case on the 91st day after CFC deposits with the trustee, in trust, money and U.S. government obligations, or, in the case of collateral trust bonds denominated in a foreign currency, foreign government securities, which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the collateral trust bonds are payable all the principal of, and interest on, the collateral trust bonds on the dates on which payments are due in accordance with the terms of the collateral trust bonds. Among the conditions to CFC’s exercising this option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the collateral trust bonds to recognize income, gain or loss for U.S. federal income tax purposes and that such holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Section 14.02)
At the request of CFC, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited with the trustee by CFC for the purposes described in the preceding two paragraphs and which, in the opinion of an independent accountant, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, so long as the exchange occurs simultaneously, CFC has delivered to the trustee an officers’ certificate and opinion of counsel stating that all related conditions precedent have been complied with, and in the opinion of an independent accountant, immediately after the exchange, the obligations, securities or money then held by the trustee will be in the amount as would then have been required to be deposited with the trustee for these purposes. (Section 14.02)
Governing Law
The collateral trust bond indenture is, and the collateral trust bonds will be, governed by and construed in accordance with the laws of the State of New York.
The Trustee
U.S. Bank Trust Company, National Association is the trustee with respect to all collateral trust bonds issued under the collateral trust bond indenture.

DESCRIPTION OF SENIOR DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the senior debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the senior debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the senior debt securities included in the prospectus supplement or pricing supplement.
The senior debt securities will be issued under a senior indenture dated as of December 15, 1987, as supplemented by a First Supplemental senior indenture dated as of October 1, 1990, between CFC and U.S. Bank Trust Company, National Association, as successor trustee (as so supplemented, the “senior indenture”). The senior indenture limits the aggregate principal amount of senior indebtedness which may be issued under it, as described below under “— Restriction on Indebtedness.” Additionally, CFC may, without the consent of the holders of the senior debt securities of any series, re-open a previous series of senior debt securities and issue additional senior debt securities of the same series, which additional senior debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional senior debt securities of the same series unless the additional senior debt securities will be fungible with all senior debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the senior indenture, one or more supplemental senior indentures and the senior debt securities do not purport to be complete and are qualified in their entirety by reference to the senior indenture and any supplemental senior indenture, each of which is or will be incorporated by reference into this prospectus.
General
The senior debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement or pricing supplement provides for an issuance to be in a form registered as to principal only with or without coupons or in bearer form with or without coupons or any combination thereof. Senior debt securities may also be issued in temporary or definitive global bearer form. Unless specified otherwise in the prospectus supplement or pricing supplement, all senior debt securities will be denominated in U.S. dollars. Registered senior debt securities will be issued in denominations of $1,000 and multiples of $1,000 and bearer senior debt securities will be issued in denominations of $5,000 and multiples of $5,000. (Sections 201 and 302)
The senior debt securities will be direct, unsecured obligations of CFC. CFC also issues secured senior debt in the form of collateral trust bonds, as discussed above under “Description of Collateral Trust Bonds,” and privately placed senior secured notes, secured by a pledge of member loans. At August 31, 2026, CFC had $6,666 million in aggregate principal amount of collateral trust bonds and $9,150 million of senior secured notes outstanding.
If any of the senior debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the senior debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement or pricing supplement will describe the restrictions, elections, specific terms and other information relative to those senior debt securities.
CFC may issue senior debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain U.S. federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of senior debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and any limit on the aggregate principal amount of senior debt securities to be issued;

•
the persons to whom interest on the senior debt securities is payable, if other than the persons in whose names the senior debt securities are registered on the regular record date;

•
the date or dates on which the senior debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the senior debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the place where payments may be made on the senior debt securities;

•
any redemption or sinking fund terms;

•
the obligation or obligations, if any, to redeem or purchase the senior debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities will be redeemed or purchased;

•
the denominations in which the senior debt securities will be issuable, if other than $1,000 and any integral multiple thereof (if registered) or $5,000 and any integral multiple thereof (if bearer);

•
the means of satisfaction and discharge of the senior indenture with respect to the senior debt securities;

•
if the amount payable in respect of principal of or any premium or interest on any of such senior debt securities may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the senior debt securities are stated to be payable, or any method not inconsistent with the provisions in the senior indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such senior debt securities will be made;

•
if other than the principal amount of the senior debt securities, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of the maturity;

•
if the senior debt securities are to be issued upon the exercise of warrants, the time, manner and place for the senior debt securities to be authenticated and delivered;

•
if either CFC or the holders of senior debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the senior debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made;

•
whether the senior debt securities will be issued as registered senior debt securities, in a form registered as to principal only with or without coupons, or as bearer senior debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

•
whether CFC will pay additional amounts to any holder of senior debt securities who is not a U.S. person (as defined in the disclosure relating to tax matters contained in the relevant prospectus supplement) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether CFC will have the option to redeem the applicable senior debt securities rather than pay additional amounts;

•
the applicability to the series of the senior indenture defeasance provisions;

•
whether the covenants described below under “— Restriction on Indebtedness” will apply to the senior debt securities;

•
any changes or additions to the events of default or covenants described in this prospectus;

•
if the senior debt securities are to be issued in depositary form, the depositary with respect to such depositary securities and the circumstances under which any such depositary securities may be exchanged for senior debt securities registered in the name of, and any transfer of such depositary securities may be registered to, persons other than such depositary; and
•
any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture. (Section 301)

Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, registered senior debt securities of any series that are not global senior debt securities will be exchangeable for other registered senior debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered senior debt securities and bearer senior debt securities, the holder may choose, upon written request and subject to the terms of the senior indenture, to exchange bearer senior debt securities and the appropriate related coupons of that series into registered senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer senior debt securities with attached coupons surrendered in exchange for registered senior debt securities between a regular record date or a special record date and the relevant interest payment date must be surrendered without the coupon relating to that interest payment date and interest will not be payable on that interest payment date in respect of the registered senior debt security issued in exchange for that bearer debt security. The interest will be payable only to the holder of that coupon when due in accordance with the terms of the senior indenture. Bearer senior debt securities will not be issued in exchange for registered senior debt securities. No service charge will be made for any registration of transfer or exchange of the senior debt securities but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. (Section 305)
You may present senior debt securities for exchange as provided above. In addition, you may present registered senior debt securities for registration of transfer together with the duly executed form of transfer at the office of the security registrar or at the office of any transfer agent designated by CFC for that purpose with respect to any series of senior debt securities referred to in an applicable prospectus supplement. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. CFC has appointed U.S. Bank Trust Company, National Association as security registrar. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by CFC with respect to any series of senior debt securities, CFC may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. However, if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a transfer agent in each place of payment for such series and, if senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series. CFC may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)
In the event of any redemption in part, CFC will not be required to:
•
issue, register the transfer of or exchange senior debt securities of any series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•
if senior debt securities of the series are issuable only as registered senior debt securities, the day of mailing of the relevant notice of redemption;

•
if senior debt securities of the series are issuable only as bearer senior debt securities, the day of the first publication of the relevant notice of redemption; or

•
if senior debt securities of the series are issuable as registered senior debt securities and bearer senior debt securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption;

•
register the transfer of or exchange any registered senior debt security, or portion thereof, so called for redemption, except the unredeemed portion of any registered senior debt security being redeemed in part; or

•
exchange any bearer senior debt security so called for redemption, except to exchange such bearer senior debt security for a registered senior debt security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and any interest on registered senior debt securities will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment of any installment of interest on registered senior debt securities to the person in whose name that registered senior debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank Trust Company, National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to senior debt securities that are issuable solely as registered senior debt securities and as CFC’s paying agent in the Borough of Manhattan, The City of New York, for payments with respect to senior debt securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by CFC for the senior debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a paying agent in each place of payment for such series. (Section 1002)
If senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain:
•
a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered senior debt securities of that series and for payments with respect to bearer senior debt securities of that series in certain circumstances; and

•
a paying agent in a place of payment located outside the United States where senior debt securities of such series and any coupons may be presented and surrendered for payment. (Section 1002)

All moneys paid by CFC to a paying agent for the payment of principal, premium or interest on any senior debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that senior debt security or relevant coupon will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 1003)
Redemption
Any terms for the optional or mandatory redemption of senior debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to senior debt securities that are redeemable at the option of the holder, senior debt securities will be redeemable only upon notice not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all of the senior debt securities of a series or tranche are to be redeemed, the particular senior debt securities to be redeemed will be selected by a method of selection that the trustee deems fair and appropriate. (Sections 1103 and 1104)
Restriction on Indebtedness
CFC may not incur any indebtedness (including senior debt securities) or make any optional prepayment on any capital term certificate if, as a result, the principal amount of indebtedness outstanding, less the principal amount of government or government insured obligations held by CFC, on the date of such incurrence or prepayment or on any future date would exceed 20 times the sum of the members’ equity in CFC at the time of determination plus the principal amount of capital term certificates outstanding at the time of determination or at the given future date. The principal amounts of indebtedness and capital term certificates to be outstanding on any future given date will be computed after giving effect to maturities and sinking fund requirements. (Section 1007) For purposes of this restriction, indebtedness means all secured and unsecured indebtedness of CFC (including all guarantees by CFC of indebtedness of others) except capital term certificates. A “capital term certificate” is defined as a note of CFC substantially in the form of the capital term certificates of CFC outstanding on the date of the senior indenture and any other indebtedness having substantially similar provisions as to subordination. As of August 31, 2026, CFC had $34.9 billion outstanding of senior indebtedness. As of such date, within the restrictions of the senior indenture, CFC was permitted to have outstanding an additional $81.6 billion of indebtedness. As of August 31, 2026, CFC had $16.0 billion of senior secured indebtedness outstanding.
Consolidation, Merger and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
•
the successor is a corporation organized under the laws of any domestic jurisdiction;

•
the successor corporation executes a supplemental senior indenture pursuant to which it assumes the payment of principal of (and premium, if any) and interest on all the senior debt securities and the performance of every covenant of CFC under the senior indenture;

•
immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the senior indenture. (Section 801)

Modification of the Senior Indenture
Without the consent of any holder of senior debt securities, CFC and the trustee may enter into one or more supplemental senior indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the senior indenture and the senior debt securities;

•
to add to the covenants of CFC for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon CFC by the senior indenture;

•
to add to or change any of the provisions of the senior indenture to the extent necessary to facilitate the issuance of senior debt securities in bearer form, change or eliminate any restrictions on the manner or place of payment of principal of or any premium or interest on bearer securities, or permit bearer securities to be issued in exchange for registered securities or to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations so long as such addition or change does not adversely affect the interests of holders of senior debt securities;

•
to provide for the creation of any series of senior debt securities and to establish the form or terms of any such series as permitted by the senior indenture;

•
to cure any ambiguity or to correct or supplement any provision in the senior indenture which may be defective or inconsistent with any other provision in the senior indenture, so long as such action does not adversely affect the interest of holders of the senior debt securities;

•
to modify, eliminate or add to the provisions of this senior indenture to such extent as might be necessary to continue the qualification of the senior indenture under the Trust Indenture Act;

•
to add any additional event of defaults with respect to all or any series of senior debt securities;

•
to change or eliminate any of the provisions of the senior indenture, provided that such change or elimination shall become effective only when there is no series of senior debt securities created prior to the execution of such supplemental senior indenture that is adversely affected by such change or elimination;

•
to provide for the issuance of uncertificated senior debt securities of one or more series in addition to or in place of certificated senior debt securities;

•
to provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the senior indenture as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee; or

•
to permit payment in the United States of principal, premium or interest on bearer securities. (Section 901)

CFC’s rights and obligations and the rights of the holders may be modified with the consent of the holders of at least a majority in principal amount of the then outstanding senior debt securities of all affected series, considered as one class. However, no supplemental senior indenture may, without the consent of the holders of all the affected outstanding senior debt securities:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt securities;

•
reduce the principal amount, any premium or the interest rate of any of the senior debt securities;

•
reduce the amount of the principal of original issue discount senior debt securities payable on any acceleration of maturity;

•
change the currency, currencies or currency unit or units in which any principal, premium or interest of any of the senior debt securities is payable;

•
change any of CFC’s obligations to maintain an office or agency in the places and for the purposes required by the senior indenture;

•
impair any right to take legal action for an overdue payment;

•
reduce the percentage required for modifications to or waivers of compliance with the senior indenture; or

•
with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 902)

A supplemental senior indenture that changes or eliminates any provision of the senior indenture expressly included solely for the benefit of a particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of the series with respect to the provision, will be deemed not to affect the rights under the senior indenture of the holders of the senior debt securities of any other series. (Section 902)
The senior indenture provides that in determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given or taken any direction, notice, consent, waiver or other action under the senior indenture as of any date:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the senior indenture;

•
the principal amount of a senior debt security denominated in a foreign currency or currency unit shall be the dollar equivalent as of the date of original issuance of such senior debt security of the principal amount of such security; and

•
senior debt securities owned by the Company or any other obligor upon the senior debt securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except in determining whether the trustee shall be protected in relying upon any such request, demand or authorization. (Section 101)

If CFC solicits from holders of senior debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of senior debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding senior debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants (including that described above under “— Restriction on Indebtedness”) if the holders of at least a majority in principal amount of all series of outstanding senior debt securities affected waive compliance with the restrictive covenants. (Section 1009)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the senior indenture with respect to the senior debt securities of any series:
•
failure to pay interest on any senior debt security for 30 days after such interest becomes due and payable;

•
failure to pay the principal of or any premium on any senior debt security at maturity;

•
failure to deposit any sinking fund payment when such payment becomes due;

•
failure to perform or breach of the covenant described above under “— Restriction on Indebtedness” that continues for 60 days after the default becomes known to an officer of CFC;

•
failure to perform or breach of any other covenant or warranty in the senior indenture that continues for 60 days after written notice to CFC from the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of the series;

•
certain events of bankruptcy, insolvency or reorganization of CFC; and

•
such other events as may be specified for each series. (Section 501)

If an event of default with respect to any series of senior debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series may declare the principal amount (or, if the senior debt securities are original issue discount senior debt securities, such portion of the principal amount as may be specified by the terms of such senior debt securities) of all of the senior debt securities of that series to be immediately due and payable. (Section 502)
At any time after a declaration of acceleration with respect to the senior debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
•
CFC has paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all senior debt securities of such series;

•
the principal of and premium, if any, on any senior debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such senior debt securities;

•
interest upon overdue interest at the rate or rates prescribed therefor in such senior debt securities, to the extent that payment of such interest is lawful; and

•
all amounts due to the trustee under the senior indenture; and

•
any other events of default with respect to the senior debt securities of such series, other than the nonpayment of the principal of the senior debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the senior indenture. (Section 502)

The holders of a majority in principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series provided that such direction shall not be in conflict with any rule of law or the senior indenture. The trustee may take any other action that is consistent with such directions and may decline to act if the trustee determines that such direction would involve it in personal liability. (Section 507)
The holders of not less than a majority in principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all of the outstanding senior debt securities of such series, waive any past default with respect to such series and its consequences, except a default:
•
in the payment of the principal of or any premium or any interest on any senior debt security of such series; or

•
in respect of a covenant or provision which, under the terms of the senior indenture, cannot be modified or amended without the consent of the holders of all of the outstanding senior debt securities of such series. (Section 508)

The senior indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of senior debt securities to act with the required standard of care, to be indemnified by the holders of the senior debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 601 and 603)
No holder of a senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture, or for the appointment of a receiver, or for any other remedy, unless:
•
an event of default with respect to the senior debt securities of such series shall have occurred and be continuing, written notice of which has previously been given to the trustee by such holder;

•
the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made written request for institution of such proceeding to the trustee and have offered reasonable indemnity to the trustee; and

•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. (Section 509)

The senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of senior debt securities, give to the holders of the senior debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of a default in the payment of the principal of or any premium or any interest on, or any sinking fund or purchase fund installment with respect to, any of the senior debt securities of such series, the trustee will be protected in withholding this notice if it in good faith determines that the withholding of such notice is in the interest of those holders. Such notice shall not be given until at least 60 days after the occurrence of default in respect of the performance or breach of any covenant or warranty other than for the payment of the principal of or premium or any interest on, or any sinking fund installment with respect to, any of the senior debt securities of such series. (Section 602)
The senior indenture requires CFC to file annually with the trustee a certificate, executed by two officers of CFC, indicating each such officer’s supervision of a review of CFC’s activities and performance under the senior indenture and whether, based on such review, CFC has performed its obligations under the senior indenture or if there has been a default in the fulfillment of such obligations. (Section 1008)

Meetings
The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of such series are issuable as bearer senior debt securities. (Section 1201) A meeting may be called at any time by the trustee and also, upon request, by CFC or the holders of at least 10% in principal amount of the outstanding senior debt securities of such series, upon notice given in accordance with “Notices” below. (Section 1202) Persons entitled to vote a majority in principal amount of the outstanding senior debt securities of a series shall constitute a quorum at a meeting of holders of senior debt securities of such series. In the absence of a quorum, a meeting called by the holders of senior debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned for a period of at least 10 days, and in the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for a period of at least 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding senior debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding senior debt security affected thereby, as described above under “— Modification of the Senior Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of:
•
the holders of a majority in principal amount of the outstanding senior debt securities of such series; and

•
66 2∕3% in aggregate principal amount of outstanding senior debt securities of such series represented and voting at such meeting.

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of:
•
the holders of such specified percentage in principal amount of the outstanding senior debt securities of such series; and

•
a majority in principal amount of outstanding senior debt securities of such series represented and voting at the meeting.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of such series and the related coupons. (Section 1204)
Notices
Notices to holders of registered senior debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106) Except as otherwise provided in the senior indenture or such bearer senior debt securities, notices to holders of bearer senior debt securities will be given by publication at least once in a daily newspaper in The City of New York and London and will be mailed to the persons whose names and addresses were previously filed with the trustee, within the time prescribed for the giving of such notice.
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a registered senior debt security is registered, in the case of registered senior debt securities, and the bearer of any bearer senior debt security and the bearer of any coupon, in the case of bearer senior debt securities, as the absolute owner thereof whether or not such senior debt security or coupon is overdue and notwithstanding any notice to the contrary for the purpose of making payment and for all other purposes. (Section 308)
Title to any bearer senior debt security (including any bearer senior debt security in temporary or definitive global bearer form) and any coupons will pass by delivery.

Replacement of Senior Debt Securities and Coupons
CFC will replace any mutilated senior debt security and any senior debt security with a mutilated coupon at the expense of the holder upon surrender of such mutilated senior debt security or senior debt security with a mutilated coupon to the trustee. CFC will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of any coupon which becomes destroyed, stolen or lost, that coupon will be replaced upon surrender to the trustee of the senior debt security with all related coupons not destroyed, stolen or lost by issuance of a new senior debt security in exchange for the senior debt security to which such coupon relates. In the case of a destroyed, lost or stolen senior debt security or coupon, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)
Satisfaction and Discharge; Defeasance
At CFC’s request, the senior indenture will cease to be in effect as to any specified series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities and hold moneys for payment in trust) if:
•
all the senior debt securities of such series have been cancelled by the trustee;

•
in the case of senior debt securities and coupons not delivered to the trustee for cancellation, the senior debt securities or coupons have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and, in each case, CFC has deposited with the trustee, in trust, money and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency units or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities; or

•
the senior debt securities or coupons are deemed paid and discharged in the manner described in the next paragraph. (Section 401)

Unless the prospectus supplement or pricing supplement relating to the offered senior debt securities provides otherwise, CFC at its option:
•
will be discharged from any and all obligations in respect of such series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities and coupons, maintain paying agencies and hold moneys for payment in trust); or

•
need not comply with certain restrictive covenants of the senior indenture (including those described above under “— Restriction on Indebtedness”),

in each case after CFC deposits with the trustee, in trust, money, and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities.
Among the conditions to CFC’s exercising any such option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the offered senior debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 403)
At CFC’s request, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited, for the purposes described in the preceding two paragraphs, with the trustee by CFC and which, in the opinion of a nationally-recognized firm of independent public accountants, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for, simultaneously, other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, if, in the opinion of a nationally-recognized firm of independent public accountants, immediately after such exchange, the obligations, securities or money then held by the trustee will be in the amount then required to be deposited with the trustee for such purposes. (Section 403)
Governing Law
The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)
The Trustee
U.S. Bank Trust Company, National Association is the trustee under the senior indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer senior debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer senior debt security, in any prospectus supplement providing for the issuance of bearer senior debt securities.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the subordinated debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the subordinated debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the subordinated debt securities included in the prospectus supplement or pricing supplement.
The subordinated debt securities will be issued under an indenture dated as of October 15, 1996 between CFC and U.S. Bank Trust Company, National Association, as successor trustee, or other trustee to be named (the “subordinated indenture”). The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Additionally, CFC may, without the consent of the holders of the subordinated debt securities of any series, re-open a previous series of subordinated debt securities and issue additional subordinated debt securities of the same series, which additional subordinated debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional subordinated debt securities of the same series unless the additional subordinated debt securities will be fungible with all the subordinated debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the subordinated indenture, one or more supplemental subordinated indentures and the subordinated debt securities do not purport to be complete and are qualified in their entirety by reference to the subordinated indenture and any supplemental subordinated indenture, each of which is or will be incorporated by reference into this prospectus.
General
The subordinated debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or if provided for in a supplemental subordinated indenture or board resolution, in bearer form with or without coupons, or any combination thereof. Unless specified otherwise in the prospectus supplement, all subordinated debt securities will be denominated in U.S. dollars in denominations of $1,000 and multiples of $1,000. (Sections 201 and 302)
The subordinated debt securities will be direct, unsecured and subordinated obligations of CFC.
If any of the subordinated debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the subordinated debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement or pricing supplement will describe the restrictions, elections, specific terms and other information relative to those subordinated debt securities.
CFC may issue subordinated debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See the disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain U.S. federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of subordinated debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and any limit on the aggregate principal amount of subordinated debt securities to be issued;

•
the persons to whom interest on the subordinated debt securities, or any tranche thereof, is payable, if other than the persons in whose names the subordinated debt securities are registered on the regular record date;

•
the date or dates on which the subordinated debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the subordinated debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the right of the Company to extend the interest payment periods and the duration of any such extension;

•
the place where payments may be made on the subordinated debt securities, registration of transfer may be effected, exchanges of subordinated debt securities may be effected and notices to or demands upon the Company may be served;

•
any redemption or sinking fund terms;

•
the obligation or obligations, if any, to redeem or purchase the subordinated debt securities, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a holder and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the subordinated debt securities will be redeemed or purchased;

•
the denominations in which the subordinated debt securities will be issuable, if other than $1,000 and any integral multiple thereof;

•
if the amount payable in respect of principal of or any premium or interest on any of such subordinated debt securities may be determined with reference to an index or other fact or event ascertainable outside the subordinated indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such subordinated debt securities will be payable;

•
if other than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities payable upon declaration of acceleration of the maturity;

•
if the principal of or premium or interest on the subordinated debt securities is to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•
the terms, if any, on which subordinated debt securities may be converted into or exchanged for securities of CFC or any other person;

•
the obligations or instruments, if any, considered eligible obligations in respect of subordinated debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CFC’s indebtedness in respect of the subordinated debt securities after their satisfaction and discharge;

•
if either CFC or the holders of subordinated debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the subordinated debt securities are stated to be payable, then the period or periods within which, and the terms upon which, any such election may be made;

•
if the subordinated debt securities are to be issued in global form, the depositary with respect to the global subordinated debt securities, any limitations on the rights of the holders of the subordinated debt securities to transfer or exchange them or to obtain the registration of transfer or to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such subordinated debt securities;

•
if the subordinated debt securities are to be issuable as bearer securities, any and all matters incidental thereto;

•
Any limitations on the rights of a holder to transfer or exchange the subordinated debt securities or to obtain the registration of transfer thereof, and the amount or terms of any service charge for the registration of transfer or exchange of the subordinated debt securities;

•
any changes to the events of default or covenants described in this prospectus; and

•
any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture. (Section 301)

Except as otherwise described in the applicable prospectus supplement, the covenants contained in the subordinated indenture would not afford holders of subordinated debt securities protection in the event of a highly-leveraged transaction involving CFC.
Subordination
The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of CFC.
No payment of principal of, including redemption and sinking fund payments, or premium or interest on, the subordinated debt securities may be made if any senior indebtedness is not paid when due, or a default has occurred with respect to the senior indebtedness permitting the holders to accelerate its maturity and the default has not been cured or waived and has not ceased to exist. Upon any acceleration of the principal amount due on the subordinated debt securities or any payment or distribution of assets of CFC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions until all amounts owing on the senior indebtedness are paid in full. (Article 15)
The term “senior indebtedness” is defined in the subordinated indenture to mean:
•
all indebtedness heretofore or hereafter incurred by CFC for money borrowed unless by its terms it is provided that such indebtedness is not senior indebtedness;

•
all other indebtedness hereafter incurred by CFC which by its terms provides that such indebtedness is senior indebtedness;

•
all guarantees, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire or service, indebtedness or obligations of others; and

•
any amendments, modifications, deferrals, renewals or extensions of any such senior indebtedness, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or exchange of such senior indebtedness. (Section 101)

The subordinated indenture does not limit the aggregate amount of senior indebtedness that CFC may issue. As of August 31, 2026, outstanding senior indebtedness of CFC aggregated approximately $34.9 billion, including contingent guarantees of $1.2 billion.
Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, subordinated debt securities of any series that are not global subordinated debt securities will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. (Section 305)
Subject to the terms of the subordinated indenture and the limitations applicable to global securities, subordinated debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent designated by CFC for such purpose. CFC may designate itself the security registrar. No service charge will be made for any registration of transfer or exchange of subordinated debt securities, but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) Any transfer agent in addition to the security registrar initially designated by CFC for any subordinated debt securities will be named in the applicable prospectus supplement. CFC may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but CFC will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series. (Section 602)

CFC will not be required to:
•
register the transfer of or exchange any subordinated debt securities or any tranche thereof during a period of 15 days immediately preceding the date notice of redemption of any such subordinated debt security called for redemption is to be given; or

•
register the transfer of or exchange any subordinated debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such subordinated debt security being redeemed in part. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and interest on the subordinated debt securities of a particular series will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment on any installment of interest on registered subordinated debt securities to the person in whose name that registered subordinated debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank Trust Company, National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities. Any paying agents outside the United States and any other paying agents initially designated by CFC for the subordinated debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but CFC will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. (Section 602)
All moneys paid by CFC to a paying agent for the payment of the principal, premium or interest on any subordinated debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that subordinated debt security will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 603)
Redemption
Any terms for the optional or mandatory redemption of subordinated debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to subordinated debt securities that are redeemable at the option of the holder, subordinated debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all the subordinated debt securities of a series or tranche are to be redeemed, the particular subordinated debt securities to be redeemed will be selected by a method of random selection that the security registrar deems fair and appropriate. (Sections 403 and 404)
Any notice of redemption at the option of CFC may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such subordinated debt securities. The notice may also state that if the money has not been received, the notice will be of no force and effect and CFC will not be required to redeem such subordinated debt securities. (Section 404)
Consolidation, Merger, and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
•
the successor is a corporation organized under the laws of any domestic jurisdiction;

•
the successor corporation executes a supplemental subordinated indenture pursuant to which it assumes the payment of principal of (and premium, if any) and interest on all the subordinated debt securities and the performance of every covenant of CFC under the subordinated indenture;

•
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the subordinated indenture. (Section 1101)

Modification of the Subordinated Indenture
Without the consent of any holder of subordinated debt securities, CFC and the trustee may enter into one or more supplemental subordinated indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the subordinated indenture and the subordinated debt securities;

•
to add one or more covenants of CFC or other provisions for the benefit of the holders of all or any series of the subordinated debt securities or to surrender any right or power conferred upon CFC by the subordinated indenture;

•
to add any additional events of default with respect to all or any series of outstanding subordinated debt securities;

•
to change or eliminate any provision of the subordinated indenture or to add any new provision to the subordinated indenture, but if the change, elimination or addition will adversely affect the interests of the holders of subordinated debt securities of any series in any material respect, the change, elimination or addition will not become effective with respect to the series;

•
to provide collateral security for the subordinated debt securities;

•
to establish the form or terms of subordinated debt securities of any series as permitted by the subordinated indenture;

•
to provide for the acceptance of appointment by a successor trustee with respect to the subordinated debt securities of one or more series and to add to or change any of the provisions of the subordinated indenture as necessary to provide for or facilitate the administration of the trusts under the subordinated indenture by more than one trustee;

•
to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of subordinated debt securities;

•
to change any place where:

•
the principal of and premium, if any, and interest, if any, on any subordinated debt securities is payable;

•
any subordinated debt securities may be surrendered for registration of transfer or exchange; or

•
notices and demands to or upon CFC in respect of subordinated debt securities and the subordinated indenture may be served; or

•
to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the subordinated indenture, so long as such changes or additions do not adversely affect the interests of the holders of subordinated debt securities of any series in any material respect. (Section 1201)

If the Trust Indenture Act is amended after the date of the subordinated indenture to require changes to the subordinated indenture or the incorporation of additional provisions or to permit changes to, or the elimination of, provisions which, at the date of the subordinated indenture, were required by the Trust Indenture Act to be contained in the subordinated indenture, the subordinated indenture will be deemed amended so as to conform to the amendment or to effect the changes or elimination. CFC and the trustee may, without the consent of any holders, enter into one or more supplemental subordinated indentures to evidence or effect the amendment. (Section 1201)

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the subordinated debt securities of all series then outstanding, considered as one class, is required to add any provisions to, or change in any manner, or eliminate any of the provisions of, the subordinated indenture. However, if less than all of the series of subordinated debt securities outstanding are directly affected by a proposed supplemental subordinated indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of all series so directly affected, considered as one class, will be required. If the subordinated debt securities of any series have been issued in more than one tranche and if the proposed supplemental subordinated indenture directly affects the rights of the holders of one or more, but less than all, tranches, the consent only of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all tranches directly affected, considered as one class, will be required. However, no supplemental subordinated indenture may, without the consent of the holders of all of the affected outstanding subordinated debt securities:
•
change the stated maturity, installment or interest rate of any of the subordinated debt securities;

•
reduce the principal amount, any premium or the interest rate on any of the subordinated debt securities;

•
reduce the amount of the principal of original issue discount subordinated debt securities payable on acceleration of maturity;

•
change the coin or currency or other property in which any principal, premium or interest of any of the subordinated debt securities is payable;

•
impair any right to take legal action for an overdue payment;

•
reduce the percentage required for modifications to or waivers of compliance with the subordinated indenture;

•
reduce the requirements for quorum or voting; or

•
with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 1202)

A supplemental subordinated indenture that changes or eliminates any provision of the subordinated indenture expressly included solely for the benefit of a particular series of subordinated debt securities or tranches, or modifies the rights of the holders of subordinated debt securities of the series or tranches with respect to the provision, will be deemed not to affect the rights under the subordinated indenture of the holders of the subordinated debt securities of any other series or tranche. (Section 1202)
The subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding subordinated debt securities have given or taken any direction, notice, consent, waiver or other action under the subordinated indenture as of any date:
•
subordinated debt securities owned by CFC or any other obligor upon the securities or any affiliate of CFC or of the other obligor unless CFC, the affiliate or obligor owns all securities outstanding under the subordinated indenture, or all outstanding subordinated debt securities of each the series and the tranche, as the case may be, determined without regard to this bullet point shall be disregarded and deemed not outstanding;

•
the principal amount of a discount subordinated debt security deemed outstanding shall be the amount of the principal that would be due and payable as of the date of determination upon a declaration of acceleration of the maturity as provided in the subordinated indenture; and

•
the principal amount of a subordinated debt security denominated in foreign currencies or a composite currency deemed outstanding will be the dollar equivalent, determined as of that date in the manner prescribed for that subordinated debt security, of the principal amount of that subordinated debt security, or, in the case of a subordinated debt security described in the second bullet point above, of the amount described in that bullet point. (Section 101)

If CFC solicits from holders of subordinated debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of subordinated debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding subordinated debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding subordinated debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants if the holders of at least a majority in principal amount of all series of outstanding subordinated debt securities affected waive compliance with the restrictive covenants. (Section 606)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the subordinated indenture with respect to subordinated debt securities of any series:
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failure to pay interest on any subordinated debt securities for 60 days after the interest becomes due and payable (other than any extension of interest payments permitted under the subordinated indenture);

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failure to pay principal or premium, if any, on any subordinated debt security within three business days after the subordinated debt security becomes due;

•
failure to perform or breach of any other covenant or warranty in the subordinated indenture that continues for 60 days after written notice to CFC from the trustee, or holders of at least 33% in principal amount of the outstanding subordinated debt securities of the series;

•
certain events of bankruptcy, insolvency or reorganization of CFC; and

•
such other events as may be specified for each series.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities. (Section 801)
If an event of default with respect to any series of subordinated debt securities has occurred and is continuing, either the trustee or the holders of not less than 33% in principal amount of the outstanding subordinated debt securities of such series may declare the principal amount (or if the subordinated debt securities are original issue discount subordinated debt securities, such portion of the principal amount as may be specified by the terms of such subordinated debt securities) of all of the subordinated debt securities of that series to be immediately due and payable. However, if an event of default has occurred and is continuing with respect to more than one series of subordinated debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, and not the holders of the subordinated debt securities of any one series may make the declaration of acceleration. (Section 802)
At any time after a declaration of acceleration with respect to the subordinated debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
•
CFC has paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all subordinated debt securities of such series;

•
the principal of and premium, if any, on any subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such subordinated debt securities;

•
interest upon overdue interest at the rate or rates prescribed therefor in such subordinated debt securities, to the extent that payment of such interest is lawful; and

•
all amounts due to the trustee under the subordinated indenture; and

•
any other events of default with respect to the subordinated debt securities of such series, other than the nonpayment of the principal of the subordinated debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the subordinated indenture. (Section 802)

If an event of default has occurred and is continuing, in respect of a series of subordinated debt securities, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the subordinated debt securities of such series; provided that if an event of default has occurred and is continuing in respect of more than one series of subordinated debt securities, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, may make such direction; provided further that such direction shall not be in conflict with any rule of law or the subordinated indenture, or involve the trustee in personal liability where indemnification would not, in the trustee’s discretion, be adequate. The trustee may take any other action that is consistent with such directions. (Section 812)
The holders of not less than a majority in principal amount of the outstanding subordinated debt securities of any series may, on behalf of the holders of all of the outstanding subordinated debt securities of such series, waive any past default under the subordinated indenture with respect to such series and its consequences, except a default:
•
in the payment of principal, premium or interest on any subordinated debt security of such series; or

•
in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of the holders of all of the outstanding subordinated debt securities of such series. (Section 813)

The subordinated indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of subordinated debt securities to act with the required standard of care, to be indemnified by the holders of the subordinated debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 901 and 903)
No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
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an event of default with respect to the subordinated debt securities of such series shall have occurred and be continuing, written notice for which has previously been given to the trustee by such holder;

•
the holders of not less than 33 1∕3% in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for institution of such proceeding and have offered reasonable indemnity to the trustee; and

•
the trustee has failed to institute such proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807)

These limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on the subordinated debt security on or after the applicable maturity date specified in such subordinated debt security. (Section 808)

The subordinated indenture provides that the trustee will give notice of any uncured and unwaived default under the subordinated indenture with respect to any series of subordinated debt securities to the holders of such series in the manner and to the extent required by the Trust Indenture Act, except that no notice of any default with respect to any of CFC’s covenants or warranties shall be given until at least 75 days after the occurrence of such default. (Section 902)
The subordinated indenture requires CFC to file annually with the trustee a certificate, executed by an officer of CFC as to such officer’s knowledge of CFC’s compliance with all conditions and covenants under the subordinated indenture, determined without regard to any grace period or notice requirements. (Section 605)
Meetings
A meeting may be called at any time by the trustee and also, upon request to the trustee, by CFC or the holders of at least 33% in principal amount of the outstanding subordinated debt securities of all series and tranches upon notice given in accordance with “— Notices” below. (Section 1302) Persons entitled to vote a majority in principal amount of the outstanding subordinated debt securities of such series or tranches shall constitute a quorum at a meeting of holders of subordinated debt securities of such series or tranches. However, if any action is to be taken at such meeting which the subordinated indenture provides may be taken by holders of subordinated debt securities of a specified percentage that is less than a majority in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, shall constitute a quorum. In the absence of a quorum, a meeting called by holders of subordinated debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned as determined by the chairman of the meeting. In the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for such period as may be determined by the chairman of the meeting. Except for any consent which must be given by the holder of each outstanding subordinated debt security affected thereby, as described above under “— Modification of the Subordinated Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of a majority in aggregate principal amount of the outstanding subordinated debt securities. (Section 1304)
However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding subordinated debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding subordinated debt securities of that series. (Section 1304)
Any resolution passed or decision taken at any meeting of holders of subordinated debt securities of any series duly held in accordance with the subordinated indenture will be binding on all holders of subordinated debt securities of that series and the related coupons. (Section 1304)
Notices
Notices to holders of registered subordinated debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106)
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of such subordinated debt security, whether or not such subordinated debt security may be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)
Satisfaction and Discharge; Defeasance
Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any subordinated debt security, or any portion of the principal amount, will be deemed paid for purposes of the subordinated indenture, and, at CFC’s election, the entire indebtedness of CFC in respect thereof will be deemed satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent other than CFC in trust any of the following in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated debt securities or portions thereof:
•
money;

•
eligible obligations; or

•
a combination of the above bullet points. (Section 701)

For this purpose, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of its full faith and credit, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due on them, in each case which do not contain provisions permitting the redemption or other prepayment at the option of the issuer. Among the conditions to CFC’s making the election to have all indebtedness issued under the subordinated indenture deemed satisfied and discharged, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the subordinated debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred.
Replacement of Subordinated Debt Securities
CFC will replace any mutilated subordinated debt security at the expense of the holder upon surrender of such mutilated subordinated debt security to the trustee. CFC will replace subordinated debt securities that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of a destroyed, lost or stolen subordinated debt security, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such subordinated debt security before a replacement subordinated debt security will be issued. (Section 306)
Governing Law
The subordinated indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)
The Trustee
U.S. Bank Trust Company, National Association is the trustee under the subordinated indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer subordinated debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer subordinated debt security, in any prospectus supplement providing for the issuance of bearer subordinated debt securities.

GLOBAL SECURITIES
The Depository Trust Company (“DTC”) will act as securities depository for the securities. The securities will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued as global securities for each issue of the securities in the aggregate principal amount of such issue, and will be deposited with, or held for the benefit of, DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.
Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the securities (“beneficial owner”) is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, all the securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, CFC or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC or the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursements of such payments to the beneficial owners shall be the responsibility of participants.
DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to CFC or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, the securities certificates are required to be printed and delivered. Certificates may also be printed and delivered in the event of an event of default under the indenture and the subsequent surrender by DTC of the global securities.
CFC may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, the securities certificates will be printed and delivered.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable (including DTC), but CFC takes no responsibility for the accuracy thereof.
Neither CFC, the trustee nor any underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the securities, or payments to, or the providing of notice for, participants or beneficial owners.

PLAN OF DISTRIBUTION
CFC may sell the securities being offered hereby:
•
directly to purchasers;

•
through agents; or

•
through underwriters or dealers.

The dealers, agents or underwriters with respect to an offering of securities will be named in any prospectus supplement or pricing supplement relating to the offering.
If a dealer is utilized in the sale of any securities, CFC will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The initial public offering price and any discounts or concessions allowed or reallowed or paid to any dealers set forth in the prospectus supplement may change from time to time.
If an agent is utilized in the sale, unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best-efforts basis for the period of its appointment.
If underwriters are utilized in the sale, CFC will enter into an underwriting agreement with those underwriters and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities or warrants in respect of which this prospectus is delivered to the public. Unless otherwise set forth in the prospectus supplement or pricing supplement, the obligations of any underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.
Any dealers, agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from CFC or any profit on the resale of the securities or warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from CFC will be described in the prospectus supplement.
Under agreements entered into with CFC, dealers, agents and underwriters who participate in the distribution of the securities may be entitled to indemnification by CFC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
If indicated in the prospectus supplement, CFC will authorize agents and underwriters to solicit offers by certain institutions to purchase the securities from CFC at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and unless CFC otherwise agrees the aggregate principal amount of the securities sold pursuant to contracts will be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to CFC’s approval. Contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement or pricing supplement will be granted to agents and underwriters soliciting purchases of the securities pursuant to a contract accepted by CFC. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.
The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, the securities in bearer form in the United States or its possessions or to U.S. persons (other than qualifying financial institutions) in connection with the original issuance of the securities. See “Limitations on Issuance of Bearer Securities.”
Except as set forth in the prospectus supplement, all the securities will be a new issue of securities with no established trading market. Any underwriters to whom the securities are sold by CFC for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.
Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for CFC in the ordinary course of business.
In connection with offerings made hereby, the underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters or agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and short positions created by the underwriters or agents involve the sale by the underwriters or agents of a greater aggregate principal amount of securities than they are required to purchase from CFC. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in an offering may be reclaimed by the underwriters or agents if such securities are repurchased in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

LEGAL MATTERS
The validity of the securities offered hereby and certain other matters in connection with an offering of the securities will be passed upon for CFC by Hogan Lovells Cadwalader US LLP. The dealers, agents or underwriters, if any, will be represented by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2026 and 2025, and for each of the years in the three-year period ended May 31, 2026, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

National Rural Utilities
Cooperative Finance
Corporation
Member Capital Securities
Series 2026

PROSPECTUS SUPPLEMENT
October 16, 2026